UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/2A

FIRST AMENDED REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTRA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	562998	20-3113571
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

{Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

9565 Waples Street, Suite 200

San Diego, CA 92121

 Issuers Telephone Number: (800) 705 2919

Company’s email: info@astraenergyinc.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Carl P. Ranno, Esq.

2733 East Vista Dr.

Phoenix, AZ 85032

Telephone 602-402-3615

Email carlranno@cox.net

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

53,781,000 Shares

ASTRA ENERGY, INC.

Common Stock

This prospectus relates to the sale of up to 5,000,000 Units and up to 43,781,000 shares of our common stock, par value $0.001 per share.

In this public offering our Company is offering 5,000,000 Units which consists of one share of common stock and one warrant to purchase one share of our common stock within two years for $1.00, for a total of 10,000,000 shares. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of Units required to be purchased by each investor. The Units offered by the Company will be sold on our behalf by our Officers and Directors. There is no assurance that we will be able to sell any of the 5,000,000 Units being offered herein by the Company. All of the Units being registered for sale by the Company will be sold at a fixed price of $0.50 per Unit for the duration of the Offering.

Our selling shareholders are offering 43,781,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. Additionally, all of the shares offered by the selling shareholders may occasionally be sold in one or more transactions at a fixed price of $0.50 per share  until our shares are listed on a national securities exchange or quoted on OTCQX or OTCQB, at which time they may be sold at the prevailing market price.

Assuming all of the 5,000,000 Units being offered by the Company are sold, the Company will receive $2,500,000 in net proceeds. Assuming 3,750,000 Units (75%) being offered by the Company are sold, the Company will receive $1,750,000 in net proceeds. Assuming 2,500,000 Units (50%) being offered by the Company are sold, the Company will receive $1,250,000 in net proceeds. Assuming 1,250,000 Units (25%) being offered by the Company are sold, the Company will receive $625,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company’s business plan.

None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

The Company is at this time trading on the OTC Pink Market with the symbol “ASRE” and has commenced proceedings to up list to OTCQB. The OTC Pink Market is not an established public trading market into which selling stockholders may offer and sell shares at other than at a fixed price.

The Company estimates the costs of this offering at approximately $50,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to cover any such expenses relating to this offering.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, besides their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

On  May 26, 2022, the last reported sale price of our common stock as reported on the OTC Pink Sheets was $1.32 per share.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through April 20, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this amended prospectus is June 2, 2022.

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PROSPECTUS SUMMARY

 You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Astra Energy, Inc, a Nevada corporation. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Astra Energy, Inc.

Astra Energy is an emerging company within the electricity generation and transmission sector with a focus on energy production from solar, waste conversion and clean burning fuels. The Company strives to advance clean energy initiatives globally while delivering measurable benefits to communities and value to our investors by investing in and developing renewable and clean energy projects in markets where demand is high and supply is limited.

We are cultivating a portfolio of intellectual property and global licenses for innovative renewable energy technology and generating projects to deploy that technology.

The Company’s corporate strategy is rooted in securing technologies and assets, identifying viable market opportunities and bringing together resources, expertise, technology and defined action plans to execute projects that benefit the planet, communities, local economies and investors.

Astra Energy identifies and develops clean energy and renewable energy projects in underserved markets around the world. The Company focuses on end-to-end development, including:

•	Identifying, acquiring, and developing physical land assets in strategic locations and markets
•	Relationship building with local governments and community stakeholders
•	Procuring contractors and professionals to design, develop, and construct the project
•	Capitalizing the project through financing and incentives such as carbon credits
•	Power grid interconnection
•	Power marketing
•	Ongoing operations
•	Project refinancing and sale
•	Project financing and sale

History

The Company was incorporated in the State of Nevada on June 12, 2000, under the name “Fresh Air.com Inc.” In February 2003, the Company changed its name to “Heritage Management, Inc.” On March 2, 2009, the issuer’s name was changed to “Edgewater Foods International, Inc.” On February 27, 2018, the name was changed to “Ocean Smart Inc.” On April 24, 2020, the Company was reinstated in the State of Nevada the name of the Company was changed to “Artic Motion, Inc.” Effective, May 22, 2020, the Company changed its name to Astra Energy Inc. The Company is currently in good standing in Nevada.

On August 24, 2020, the Company effected a reverse stock split of its authorized shares of common stock on a 1:50 basis. On August 24, 2020, the Company effected a reverse stock split of its authorized shares of Series A preferred stock on a 1:1,000 basis.

The Company has an accumulated deficit at February 28, 2022 of $31,338,085 and has no current revenue generating operations. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. We will need to rely on private capital investment to fund on-going operations for the near term. There is no guarantee that we will be able to secure private capital investment.

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Our principal executive offices are located at 9565 Waples Street, Suite 200, San Diego, CA 92121. Our telephone number is (800) 705 2919. Our website is www.astraenergyinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

SUMMARY OF THE OFFERING

Common Stock offered by the Company:

5,000,000 Units at a fixed price of $0.50 consisting of one (1) share of common stock and one warrant to purchase one (1) share of our common stock within two years for $1.00 for a total of 10,000,000 shares of common stock, offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the Units have been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason, terminate the offering.

Common stock offered by the Stockholders:

43,781,000 shares of our common stock offered by selling stockholders in a resale offering at   $0.50 per share until our shares are listed on a national exchange or quoted on OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Common stock outstanding before this offering:	45,455,540 shares of common stock are currently issued and outstanding.
Common stock outstanding after this offering:	50,455,540 shares of common stock will be issued and outstanding if we sell all of the shares we are offering.
Warrants outstanding before this offering:	1,556,000 warrants are currently outstanding.
Warrants outstanding after this offering:	6,556,000 warrants will be outstanding if we sell all of the units we are offering.
Common stock outstanding

The Company affected a forward stock split of 3 for 1 on September 15, 2021, which was approved by the Financial Industry Regulatory Authority (“FINRA”). All shares throughout this registration statement reflect the forward split.

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Pink Sheets symbol:	ASRE

Risk Factors:	The Common Shares offered involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

________________

Risk factors: You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline, and you may lose all or a part of your investment.

Risks Relating to Our Business

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

Risks Relating to our Organization and our Common Stock

Exercise of options and warrants and/or conversion of preferred stock will dilute your percentage of ownership. We may issue options to purchase or grant up to an aggregate of 5,000,000 shares of common stock pursuant to a Stock Grant/Option Plan. In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants, preferred stock or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives. We believe our future success will depend upon our ability to retain our key management and we may not be successful in attracting, assimilating and retaining our employees in the future.

Going Concern

The Company has an accumulated deficit at February 28, 2022 of $31,338,085 and has no current revenue generating operations. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. We will need to rely on private capital investment to fund on-going operations for the near term. There is no guarantee however that we will be able to secure private capital investment.

In order to continue as a going concern, the Company is planning to secure its financial capital in various ways. It will finance its operations initially through shareholder loans from the principals and through private placement investment offerings. The Company may decide to finance its project development stage by way of an equity offering by issuing shares or by engaging venture capital firms that invest in early-stage companies. Venture capital firms may do more than just supply money to small new opportunities. They can also provide advice on potential products, customers, and key employees.

The company will also look to develop a relationship with a bank or a number of banks with the intention of demonstrating a track record of progress and building value and securing some form of financing in the future. Once Astra Energy Inc. has a record of at least earning significant revenues, and better still of earning profits, the firm can make a credible promise to pay interest, and so it becomes possible for the firm to borrow money. Firms have two main methods of borrowing: banks and bonds.

If Astra Energy is earning profits (their revenues are greater than costs), profits can choose to reinvest some of these profits in equipment, structures, and research and development. For many established companies, reinvesting their own profits is one primary source of financial capital.

Another source of financial capital that will be considered at the project development stage of a specific project is a bond. A bond is a financial contract: a borrower agrees to repay the amount that was borrowed and also a rate of interest over a period of time in the future. A corporate bond is issued by firms, but bonds are also issued by various levels of government. For example, a municipal bond is issued by cities, a state bond by U.S. states, and a Treasury bond by the federal government through the U.S. Department of the Treasury. A bond specifies an amount that will be borrowed, the interest rate that will be paid, and the time until repayment. Given the nature of the renewable industry regarding long term power purchase agreements or offtake agreements bonds are a very cost effective and reliable method of funding projects.

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Our Stock Price May Be Volatile

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•

limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock; sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	Loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor; do we expect in the near future to pay dividends. We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in our Company if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

We cannot predict how liquid the market for our common stock might become. The market liquidity for our common stock is not predictable. Since February 2018, our common stock has been quoted for trading on the OTC Pink Sheets as Ocean Smart, Inc. with the symbol OCSM and since May 2020 as Astra Energy, Inc. trading on the OTC Pink Sheets under the symbol ASRE. As soon as is practicable, we intend to apply for listing of our common stock on OTCBQ or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Pink Sheets or suspended from the OTC Pink Sheets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded on the OTC Pink Sheets, it is more difficult (I) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock will be subject to Rules 15g-l through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 50l(a) of the Securities Act). For transactions covered by this rule, a broker- dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

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Additionally, our common stock is subject to SEC regulations applicable to “penny stocks.” Penny stocks include any non-Nasdaq equity security that bas a market price of less than $5.00 per share, subject to certain exceptions.

The regulations require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule proscribe d by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants or upon the conversion of our Preferred Stock, it could create an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third parties based upon publicly available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. in addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

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The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our shareholders may be subject ed to enhanced regulatory scrutiny due to the small number of shareholders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Pink Sheets or the OTCQB Marketplace. Until such time as our restricted shares is registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited factors such as thinly traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what price s they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Risks Related to Our Industry

We face intense competition.

We anticipate intense competition across all markets for our products and services. Although we believe our business and product portfolio contains some competitive advantage, our competitors that are focused on narrower product lines may be more effective in devoting technical, marketing, and financial resources to compete with us. In addition, barriers to entry in our businesses generally are low end products.

Prior to Astra’s entry into the clean energy market, renewable electricity generation has been subsidized to encourage investment. This has resulted in the rapid expansion of the renewable industry and has created increased competition, accompanied by technology advances that have allowed a constant lowering of construction and operating costs. Moreover, these early companies were willing to take on construction and technology risks. Regulators, faced with having to adjust and revise a complex scheme of feed-in tariffs constantly, adopted a more market-driven approach. They introduced auctions whereby the bidder with the lowest electricity price would win the development rights for a certain location. Fierce competition ensued, with bid prices dropping by as much as 50 to 80 percent from 2015 to 2018. Auctioning schemes are allowing “zero bids” whereby the developer is no longer guaranteed a minimum electricity price. While projects have benefited from favorable site conditions and economies of scale, this change in the renewables marketplace indicates that the industry is transitioning into the next phase of market integration in which governments will abandon subsidies and developers will be fully exposed to wholesale prices. As Astra is looking at projects abroad, financial performance may be negatively affected by regulatory, political, economic and social conditions in other countries in which operations or projects are located. In many of these jurisdictions, Astra is exposed to various risks such as potential renegotiation, nullification or forced modification of existing contracts, expropriation or nationalization of property, foreign exchange controls, changes in local laws, regulations and policies, political instability, bribery, extortion, corruption, civil strife, acts of war, guerilla activities and terrorism. Actual or potential political or social changes and changes in economic policy may undermine investor confidence, which may hamper investment and thereby reduce economic growth, and otherwise may adversely affect the economic and other conditions under which Astra operates in ways that could have a materially negative effect on Astra’s business. Further, governments may impose new taxes, raise existing taxes, reduce tax exemptions and benefits, request or force renegotiation of tax stabilization agreements or change the basis on which taxes are calculated in a manner that is unfavorable to Astra.

The rapid spread of the COVID-19 virus, which was declared by the World Health Organization to be a pandemic on March 11, 2020, and actions taken globally in response to COVID-19, have significantly disrupted international business activities. Some of the equipment required in certain projects may have to be sourced abroad and the free movement of equipment and project supplies may be restricted in certain parts of Europe and Africa. Supply chain delays and certain service providers are experiencing challenges which drives up project costs. The recent invasion of Ukraine may also have an effect on all of this.

As a risk mitigation strategy related to the potential global chain issues the world is experiencing, the Company has moved all production to the USA. In Houston, we have secured a fabricator who is has historically manufactured the equipment for us. They have the production capacity to deliver on any machine order in a reasonable time period. This comprises 90% of our total hardware and equipment costs on a single waste to energy system. The overall manufacturing cost is approximately 7 to 8 % higher but offers supply chain security and timely delivery worldwide. Additionally, we have adjusted all pricing and allocated additional costs and time for shipping to our customers.

Further, earlier this year Astra Energy Inc . received advocacy from the US Chamber of Commerce. Among the departments that support international business activities for US owned and operated companies, are the United States Trade and Development Agency, the U.S. International Finance Corporation, and the Export-Import Bank of the United States. We engage all three parties in our international business activities as recommended through our advocacy of the US Chamber of Commerce. Each provides support and risk mitigation for international business activities. The U.S. International Finance Corporation provides political risk insurance with coverage up to $1 billion against losses dues to currency inconvertibility, government interference, and political violence including terrorism. https://www.dfc.gov/what-we-offer-our-products/political-risk-insurance ). The Export-Import Bank of the United States provides export credit insurance top protect US companies who manufacture or deliver goods and services from the United States to world markets.

These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenue, gross margins, and operating income.

Our business depends on our ability to attract and retain talented employees.

Our business is based on successfully attracting and retaining talented employees. The market for highly skilled workers and leaders in our industry is extremely competitive. We are limited in our ability to recruit internationally by restrictive domestic immigration laws. If we are less successful in our recruiting efforts, or if we are unable to retain key employees, our ability to develop and deliver successful products and services may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Delays in procurement of equipment may adversely affect our revenues.

New equipment and existing equipment may require longer delivery times which would affect our project completion dates. Significant delays in delivery times could adversely affect our revenue.

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Acquisitions and joint ventures may have an adverse effect on our business.

We expect to continue making acquisitions or entering into joint ventures as part of our long-term business strategy. These transactions involve significant challenges and risks including that the transaction does not advance our business strategy, that we don’t realize a satisfactory return on our investment, or that we experience difficulty in the integration of new employees, business systems, and technology, or diversion of management’s attention from our other businesses. These events could harm our operating results or financial condition.

SELECTED FINANCIAL DATA

This Item is not required for smaller reporting companies, and the Company has elected to omit this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report.

The following information contains certain forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “could,” “expect,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical estimates are accounting for convertible debt and embedded derivatives, software revenue recognition, and stock issued to employees and non-employees. Our most critical accounting policies applicable to the periods presented are noted below. For additional information see Note 2, “Significant Accounting Policies” in the notes to our financial statements appearing elsewhere in this report. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

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Income Taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Stock-based Compensation

We account for employee and non-employee stock-based compensation in accordance with the guidance of Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding, and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of June 2, 2022, the Company has 7,774 potentially dilutive shares from Series A preferred stock and 304,558 potentially dilutive shares from Series D preferred stock. The rights of conversion on the outstanding issued shares of Series B and Series C preferred stock have expired.

Results of Operations

Fiscal Year Ended August 31, 2021, Compared to Fiscal Year Ended August 31, 2020

General and administrative expenses increased to $252,097 from $1,159 for the years ended August 31, 2021, and 2020, respectively. General and administrative expenses increased primarily in audit and legal expenses, regulatory filing costs, transfer agent fees and business development costs.

Executive compensation expenses increased to $684,829 from $0 for the years ended August 31, 2021, and 2020, respectively. Executive compensation expenses increased primarily as a result of cash compensation to officers and management and stock compensation for services rendered.

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Consulting expenses to related parties increased to $117,000 from $104,315 for the years ended August 31, 2021, and 2020, respectively. Related party consulting expenses increased primarily as a result of cash compensation to officers and management.

Liquidity and Capital Resources

We have an accumulated deficit at August 31, 2021 of $29,889,190. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. At August 31, 2021, the Company had cash of $94,765. We will need to rely on private capital investment to fund future operations for the next 12 months.

Cash Flows

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	Years Ended August 31,
	2021	2020
Net cash (used in) provided by:
Operating activities	$(461,235)	$(2,974)
Financing activities	$556,000	$2,974

Operating Activities

Cash used in operating activities was $461,235 and $2,974 for the years ended August 31, 2021, and 2020, respectively. The increase in cash used for operating activities was primarily for general operating and business development costs.

Financing Activities

Cash provided by financing activities was $556,000 and $2,974 for the years ended August 31, 2021, and 2020, respectively. The increase in cash provided by financing activities was due to an increase in the issuances of common stock for cash.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Three months Ended February 28, 2022, Compared to Three months Ended February 28, 2021

General and administrative expenses increased to $20,740 from $14,113 for the three months ended February 28, 2022 and 2021, respectively. General and administrative expenses increased primarily in audit and legal expenses, regulatory filing costs, transfer agent fees.

Business development expenses increased to $407,876 from $2,000 for the six months ended February 28, 2022 and 2021, respectively. Business development expenses increased primarily in travel, engineering and consulting services.

Consulting expenses to related parties de creased to $ 1 5,000 from $ 17,031 for the three months ended February 28 , 202 2 and 2021, respectively.

Executive compensation expenses decreased to $234,000 from $272,500 for the three months ended February 28, 2022 and 2021, respectively. Executive compensation expenses decreased primarily as a result of reduced stock compensation for services rendered.

Stock compensation - consulting in creased to $ 570 ,000 from $ nil for the three months ended February 28, 2022 and 2021, respectively. Stock compensation increase d primarily as a result of the issuance of common stock for services rendered.

Six months Ended February 28, 2022, Compared to Six months Ended February 28, 2021

General and administrative expenses increased to $ 71,519 from $1 7,760 for the six months ended February 28, 2022 and 2021, respectively. General and administrative expenses increased primarily in audit and legal expenses, regulatory filing costs, transfer agent fees.

Business development expenses increased to $407,876 from $2,000 for the six months ended February 28, 2022 and 2021, respectively. Business development expenses increased primarily in t ravel, engineering and consulting services.

Consulting expenses to related parties in creased to $ 30 ,000 from $ 29 ,031 for the six months ended February 28, 2022 and 2021, respectively.

Executive compensation expenses in creased to $ 369 ,000 from $ 335 ,500 for the six months ended February 28, 2022 and 2021, respectively. Executive compensation expenses in creased primarily as a result of commo n stock issued for services rendered.

Stock compensation - consulting increased to $ 595,500 from $ 18,750 for the six months ended February 28, 2022 and 2021, respectively. Stock compensation increase d primarily as a result of the issuance of common stock for services rendered.

Liquidity and Capital Resources

We have an accumulated deficit at February 28, 2022 of $31,338,085. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. At February 28, 2022, the Company had cash , inventory and receivables of $392,320 . We will need to rely on private capital investment to fund future operations for the next 12 months.

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Cash Flows

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	Six Months Ended February 28,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(817,483)	$(117,440)
Financing activities	$775,500	$136,000

Operating Activities

Cash used in operating activities was $817,483 and $117,440 for the six months ended February 28, 2022, and 2021, respectively. The increase in cash used for operating activities was primarily for general operating , executive compensation and business development costs.

Financing Activities

Cash provided by financing activities was $775,500 and $136,000 for the six months ended February 28, 2022, and 2021, respectively. The increase in cash provided by financing activities was due to an increase in the issuance of common stock for cash.

INDUSTRY OVERVIEW

The industry data contained in this section includes market and industry information that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. We believe the publications and reports are reliable however, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

SOLAR

The 2021 Renewable Energy Market Analysis report, indicates that East Africa has a high annual average solar irradiation of 2100 kilowatt hours per square metre. “Solar energy is now the fastest-growing renewable energy source in Africa. Between 2011 and 2020, solar capacity in Africa grew at an average compound annual growth rate (CAGR) of 54%, two and a half times that of wind (22.5%), almost four times that of geothermal (14.7%) and almost 17 times that of hydropower (3.2%). Total solar additions over the past decade amounted to 10.4 GW (9.4 GW solar photovoltaic [PV]; 1 GW concentrated solar power) with the most additions made in 2018 (2.9 GW).

In addition to the drivers above, investment in solar was partly triggered by structured renewable energy procurement programs in the power sector, such as the Global Energy Transfer Feed-in tarrif (GET FiT), as well as the falling cost of solar energy technologies, regulation, and de-risking.

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WASTE CONVERSION

The first incinerator in the United States was built in 1885 on Governors Island in New York, NY. By the mid-20th Century hundreds of incinerators were in operation in the United States, but little was known about the environmental impacts of the water discharges and air emissions from these incinerators until the 1960s. When the Clean Air Act (CAA) came into effect in 1970, existing incineration facilities faced new standards that banned the uncontrolled burning of MSW and placed restrictions on particulate emissions. The facilities that did not install the technology needed to meet the CAA requirements closed.

Combustion of MSW grew in the 1980s. By the early 1990s, the United States combusted more than 15 percent of all MSW. The majority of non-hazardous waste incinerators were recovering energy by this time and had installed pollution control equipment. With the newly recognized threats posed by mercury and dioxin emissions, EPA enacted the Maximum Achievable Control Technology (MACT) regulations in the 1990s. As a result, most existing facilities had to be retrofitted with air pollution control systems or shut down.

Source https://www.epa.gov/smm/energy-recovery-combustion-municipal-solid-waste-msw#EnergyRecovery

Waste to Energy Market Outlook - 2027

The sustainable alternative to landfills for waste disposal is Waste-to-Energy incineration. Waste to energy (WtE) or energy from waste (EfW) is a process of energy recovery, and the technique of generating energy in the form of heat or electricity from the primary treatment of waste. Most of the WtE processes produce heat or electricity directly through thermal combustion or generate a combustible fuel commodity, including methanol, methane, synthetic fuels, or ethanol. The global waste to energy market size was valued at $35.1 billion in 2019, and is projected to reach $50.1 billion by 2027, growing at a CAGR of 4.6% from 2020 to 2027.

The global waste to energy market growth is driven by increase in demand for incineration process and rise in public WtE expenditure. Moreover, increase in inclination of consumers toward efficient and easy WtE conversion techniques, such as incineration, gasification, pyrolysis, and various biochemical treatments, including aerobic and anaerobic digestion, is expected to significantly boost the market growth.

Source(https;//www.alliedmarketresearch.com/waste-to-energy-market)

Government Regulations

The impact of government regulations on global waste to energy market is positive. These regulations encourage the use of waste to energy for meeting the needs of electricity. The U.S. has several federal laws and regulations that govern renewable energy grid interconnections. Federal Power Act (FPA) gives federal authority over electric utilities. The Public Utility Regulatory Policy Act (PURPA) mandates utilities to buy electricity from qualifying facilities, introducing competition into wholesale power markets. Energy Policy Act enables electricity generators to participate in wholesale power markets. Public Utility Regulatory Policy Act (PURPA) offers the way for small non-utility generators to enter the market, including renewable energy developers. Further, Canada has set a target of increasing the share of zero-emitting sources to 90% by 2030. The target aims to promote use of renewable and clean energy and contribute toward significant greenhouse gas reductions.

However, rise in concerns related to the environmental hazards associated with the incineration process is expected to affect the overall market growth in developed and developing countries. On the contrary, increase in investments in R&D activities to ensure reliability in terms of environmental effects is expected to provide lucrative opportunities for the market growth in the future.

Source(https;//www.alliedmarketresearch.com/waste-to-energy-market)

Market

The global WtE market is segmented on the basis of technology and region. On the basis of technology, the market is divided into thermal, biochemical, and others. The thermal process involves recycling of energy from Municipal Solid Waste at high temperature. The thermal technology includes several processes such as combustion or incineration, gasification, and pyrolysis. The major difference among these technologies is the amount of oxygen and temperature involvement during the process that leads to the conversion to final product CO2 and water, or to intermediate useful products.

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The incineration segment is anticipated to register a significant compound annual growth rate during the forecast period. Increase in waste generation across the world significantly drive the demand for incineration process on a global scale. As the incinerators can treat all kinds of wastes, this process is highly preferred other thermal waste treatment technologies.

The global waste to energy market size is analyzed across North America, Europe, Asia-Pacific, Latin America, Middle East and Africa. The market is in its nascent stage. However, rise in demand for power generation and inclination toward renewable energy sources drive the demand for waste to energy in developed and emerging economies. At present, Europe is the major player in the waste to energy market and other regions such as Asia-Pacific, North America, Latin America, Middle East and Africa are providing various market opportunities to key players. Asia-Pacific is anticipated to be the fastest growing segment in the waste to energy market.

CLEAN ENERGY

The analysis below indicates a very strong long term market outlook for energy infrastructure. Astra Energy is primarily involved in the energy infrastructure of both Uganda and Tanzania, specifically in the renewable, and clean energy technologies. Below is the analysis of market drivers;

1. Uganda and Tanzania have young, and fast-growing populations. 46% of Uganda’s population, as well as 43% of Tanzania’s population are children under the age of 15 years.

2. There is a significant change in consumer behavior for the same cohort. They have switched to completely rely on consumer electronics that require uninterrupted power supply.

3. In the medium term, both countries are expected to return to the pre-pandemic 7% annual GDP growth. Economic growth is expected to fuel job creation, resulting in an increase in aggregate demand mostly for electronics, thereby increasing the per capita consumption of electricity.

The combination of a young, and fast-growing population, change of consumer behavior to rely on consumer electronics, increase in per capita consumption of electricity and GDP growth are expected to drive the demand for electricity by more than 10 times in the next five years in both countries.

Public policy on the other hand, is expected to stimulate the need for energy infrastructure in the following ways;

4. Both Uganda, and Tanzania are currently pursuing economic transformation agendas. Economic transformation refers to the continuous process of moving labour and other resources from lower- to higher-productivity sectors. Both countries are currently developing industrial parks. They have changed their taxation policies to encourage investment in the manufacturing sector, and provided a slew of incentives to attract Foreign Direct Investment in the sector. The success of the strategy highly depends on the availability and reliability of electricity.

5. Only 38% of Uganda’s, and 37.7% of Tanzania’s households are connected to grid electricity. Both countries’ national strategies indicate the goal to more than double the connections by 2025. To reach the strategic goal will require major investment in the grid.

Additional drivers

6. Uganda, and Tanzania heavily rely on hydroelectricity. However, climate change is affecting the amount of water reaching the dam during the dry seasons. This is resulting in shortage of power during the dry season. There is a demand for a more balanced energy mix to ensure reliable supply of power. This as well will drive the demand for investment in renewable electricity resources.

7. Both countries’ infrastructure is more than 50 years old with years of lack of reinvestment due to the fact the infrastructure was previously solely controlled, owned and subsidized by the poorly funded public sector. As a result, more than 50% of the infrastructure has reached the end of its lifecycle and has to be replaced.

Both countries are among the world’s poorest countries. Their national budgets are stretched and are unable to invest in their respective electricity infrastructures. Both countries’ electricity sector strategic plans indicate the need for private sector participation in the electricity generation, transmission, and distribution sectors. Both countries have indicated preference to transition to clean and renewable electricity resource development to power social, economic and industrial growth sustainably over the coming decades.

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On the other hand, OECD countries resolved to make available more than $100 billion to invest in projects related to developing emerging economies including Uganda and Tanzania. The vast majority of this funding is to finance infrastructure projects that promote climate change initiatives. The resolution triggered even bigger commitments of funding from the private sector for the same cause. The 2021 Renewable Energy Market Analysis report published by the International Renewable Energy Agency provides a snapshot of investment in the renewable sector over the years.

Astra Energy established itself, and has physical presence in Uganda and Tanzania to access the funding to advance projects in power generation, transmission, and distribution infrastructure.

The Renewable Energy Market Analysis report indicates that “during the decade from 2010 to 2020, about 78% of overall financing for renewable energy in Africa came in the form of term loans (“non-recourse financing”), while 20% came from balance sheet financing (“corporate financing”). The remaining 2% was made up of bonds, development loans, construction loans, syndicated equity and tax equity.

Currently, Uganda, and Tanzania, like majority of the countries in Africa have maxed out their borrowing capacity, and yet they still require major investment in the energy sector to meet the demand for power. Going forward, the trend of renewable energy financing described above is expected to reverse as the private sector takes leadership in financing and developing the infrastructure.

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POWER TRANSMISSION

Uganda is currently consuming only 58% of the total installed capacity of all its power sources. As such, securing power generation licenses is currently on exception basis. Transmission and distribution projects, however, are expected to increase the demand for power generation. There are currently two types of power transmission projects available:

i) Funded transmission

There is a currently a backlog of projects whose budgets were funded by the World Bank and other donors. The projects were put on hold after the Rural Electrification Authority was disbanded, and the function moved back to the Ministry of Energy. The Ministry is scheduled to start advertising the opportunities for competitive bidding before June 30, 202 2.

ii) Unfunded transmission projects.

The Uganda Electricity Transmission Company has a list of unfunded priority transmission projects worth $1Billion. The Ugandan government is seeking developers construct and maintain transmission lines under the Engineering Procurement Construction and Finance, or Build own, operate, and transfer models wherever practical.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-loo king statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward- looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

DESCRIPTION OF OUR BUSINESS

Our Business

Astra Energy is an emerging company within the electricity generation and transmission sector with a focus on energy production from solar, waste conversion and clean burning fuels. The Company strives to advance clean energy initiatives globally while delivering measurable benefits to communities and value to our investors by investing in and developing renewable and clean energy projects in markets where demand is high and supply is limited.

The Company currently has 2 full time employees - our President and Chief Operating Officer and two part time employees – our Chief Financial Officer and Corporate Secretary.

On September 21, 2021, the Company established itself in Uganda through the incorporation of a wholly owned subsidiary called Astra Energy Africa - SMC Limited (“Astra Energy Africa”). On November 5, 2021, Astra Energy Africa was issued an Investment License  (the “License”) by the Uganda Investment Authority which allows the Company to invest up to $2 million in the business of electric power generation in Uganda. The period of validity of the License is from November 5, 2021 to November 5, 202 6 . As holder of the Licence , Astra must ensure compliance with the following:

a) expatriate workers to be employed shall be a subject to UIA approval;

b) foreign capital investment must be invested in a business enterprise no later than one year from the date of licen s ing;

c) t he mode of settlement of disputes as provided for under section 25 of the Investment Code Act, 2019;

d) m aintain proper Financial and Accounting records, returns, samples date relating to the operations of the business enterprise;

e) p ermit reasonable access to the operations of the business enterprise to the employees or agents of the Authority;

f) t ake necessary actions to ensure that the operations of the business enterprise do not cause injury to the ecology or environment. In addition, comply with the National Environment Act No.5 of 2019 and Environmental and Social Impact Assessment (ESIA) approved conditions.

g) e nsure that the human rights of the employees are respected and protected.

h) ensure a gender-sensitive working environment and take necessary action to ensure equal opportunities amongst personnel and potential employees.

i) a pply for renewal of the license, three months to the expiry.

j ) be aware of the terms and conditions of the Investment Code Act, 2019, and in particular: section 22; section 23; section 39 and the Regulations thereunder.

k) submit Annual returns includin g d ata on actual investme nt; d ata on actual employment created ; s tatus of the project ; d ata on exports and issues in the export market and d ata on business expansion/diversification plans.

The Comp any has not yet identified a specific project to be deployed under the License agreement . The Uganda Investment Authority Investment License is incorporated herein and attached hereto as Exhibit 10.13.

On October 12, 2021, the Company incorporated a subsidiary in Uganda called Astra Energy Services Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Ssingo Oils and Gas - SMC Limited of Mityana, Uganda.

On November 15, 2021, the Company incorporated a wholly owned subsidiary in the State of California called Astra Energy California, Inc.

On December 22, 2021, the Company incorporated a subsidiary in Tanzania called Astra Energy Tanzania Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Kiluwa Group of Companies Limited of Kinondoni, Tanzania.

On January 12, 2022, the Company entered into a contract with Green Hygienics Holdings Inc. for Astra Energy to supply and install a 110kWh solar powered electricity generating system in Southern California. The total contract price is $220,000 and includes designing, engineering, construction, solar panel installation, connection and commissioning. The project is scheduled for completion in 2022. The Contract is incorporated herein and attached hereto as Exhibit 10.14.

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SOLAR:

On January 12, 2022, the Company entered into a contract with Green Hygienics Holdings Inc. for Astra Energy to supply and install a 110kWh solar powered electricity generating system in Southern California. The total contract price is $220,000 and includes designing, engineering, construction, solar panel installation, connection and commissioning. The project is scheduled for completion in 2022. The Contract is incorporated herein and attached hereto as Exhibit 10.14.

Solar energy in California falls into two categories: solar thermal and solar photovoltaic. The California Energy Commission licenses solar thermal plants above 50 megawatts and promotes solar photovoltaic installation through the Renewables Portfolio Standard, with building efficiency standards, and as a partner in the California Solar Initiative. Current licensing regulations support California solar contractors that hold a C-46 license by enabling the installation of solar panels along with battery storage systems. The  CSLB interpretations of state Labor Code  also adds to the restrictions requiring solar contractors to employ Certified Electricians as well.

T he 110kWh solar powered electricity generating system in Southern California, it is a common installation. The State has provisions and historically incentives for small independent behind the grid solar installations that are aligned with its 2030 sustainability goals (https://energyupgradeca.org/californias-energy-goals).

For this particular project the category it falls in is Solar PV, off-site greater than 10 acres and is regulated per Section 6952.b.2 of the Zoning Ordinance and requires approval of a Major Use Permit. These are becoming more commonplace with the increased cost of power and acreages tend to have room for erecting the panels. This particular location is an 824 acre farm. Each submission to the County of San Diego requires:

○	A complete Major Use Permit application submittal package can be found on the County of San Diego’s web-site here: Photovoltaic Off-Site Over 10 Acres

○

Additionally, Planning & Development Services requires applicants to participate in a mandatory Major Project Pre-Application Meeting for Major Use Permits. The mandatory pre-application consultation is expected to set reasonable expectations and identify major issues early in the process in order to avoid redesign, rewrites and additional work later in the process. More information is available here: Major Project Pre-App

We are currently completing a feasibility study for the supply and installation of a 40 MW solar farm with battery storage on the island of Zanzibar, Tanzania. The plan is to secure a power purchase agreement to feed the power into the grid network. The island of Zanzibar is a semi-autonomous territory of Tanzania in the Indian ocean. Electric power to the island is currently provided using two 100MW submarine cables from mainland Tanzania. These cables are now at capacity. The island wishes to have an independent power supply. Therefore, the immediate need for an additional 50MW of power in less than two years. The Company has initiated negotiations with the government of Zanzibar to provide the required power.

The Government of Uganda is implementing an industrialization policy in part as an import substitution strategy to transform and enhance its economy and to create more higher paying jobs. The country is developing several industrial parks across the country. Given a limited coverage of high voltage powerlines, the government has opted to develop four 50MW solar farms with battery storage. Astra Energy has been approached to finance, develop, operate, and maintain the infrastructure. The electricity to be produced at the solar farms is to be fed into the national grid as the industrial parks get built out. The Company is considering debt financing for the project through the bond market. These solar farm project could be considered in the Uganda Electricity Access Scale-up Project.

WASTE CONVERSION:

We are currently in negotiations with Regreen Technologies to license its innovative Waste-to-Energy system for application in markets around the world and to acquire a 1 Ton per hour processing system and a 15 Ton per hour processing system. The Regreen Total Waste System converts municipal solid waste, food waste and plant waste raw material into biomass pellets which are then converted to various fuels and end products. In contrast to typical incinerator based WTE systems, the Regreen Total Waste System uses pyrolysis to burn and convert waste. Pyrolysis is an oxygen-absent process that converts dehydrated biomass into flammable liquids and gases under high temperature conditions. The Regreen system works by converting MSW into dried pellets with extremely low moisture content, which are then fed into a pyrolizer. The pyrolizer produces pyro oils (which can be used in generators and engines), carbon black (typically used in rubber manufacturing), and Syngas, which is further processed to yield jet fuel, green diesel, and bitumen (which can be used for asphalt and roofing).

We will specialize in providing sustainable waste and energy solutions and will safely convert millions of tons of waste from municipalities and businesses into valuable clean, renewable biofuels, biodiesel and jet fuel. The Company will provide comprehensive material management services to communities seeking solutions to some of today’s most complex environmental challenges. The systems used in the power facilities will greatly reduce or eliminate methane emissions from landfills, as well as reduce reliance on imported fuels by replacing them with biofuels made from agricultural products. The Company will create a valued intellectual property portfolio by way of securing global licenses for or co-developing technologies that can convert multiple different waste streams into renewable fuel sources more efficiently and at a considerably lower cost.

With regard to the Waste-to-Energy System, the State of California has already issued operating permits for the location at 18291 Enterprise Lane, Huntington Beach CA 92648, USA. The location is subject to annual inspection and has been measured for and exceeds State emission standards.

Further, recent legislation in California which requires food waste to be composted with the goal to reduce food waste in landfills by 75%. The State is directly in support of this system as a result. SB 1383, establishes methane reduction targets for California. California SB 1383 is a bill that sets goals to reduce disposal of organic waste in landfills, including edible food. The bill’s purpose is to reduce greenhouse gas emissions, such as methane, and address food insecurity in California. Aspects of this law ensure that food scraps are composted and compost is purchased by cities. Composting, industrial uses, and animal feed are good environmental uses for inedible food or other organic material.  Landfilling organic waste is a significant source of local air quality pollutants, which can cause respiratory issues and hospitalizations for community members. Beyond this, we are seeing the effects of climate change in California with more severe and lengthy droughts, warmer temperatures that contribute to the increasing number of wildfires (also impacting air quality), bigger storms, and coastal erosion due to rising sea levels. To address the environmental and health concerns of surplus edible food, this law requires 20% of edible food that would otherwise be disposed of in the garbage or compost be recovered for human consumption by 2025. This means surplus edible food will help feed Californians in need instead of decomposing in a landfill while emitting harmful greenhouse gases.

18

On November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. Pursuant to the agreement, Astra has to date advanced $150,000 to assist Regreen in completing equipment testing. All advances made by the Company are at their sole discretion. It is a unilateral option to do so and at any time the Company may choose to discontinue to contribute further. As Consideration for supporting the pilot project the Company will receive Exclusivity in the following regions in perpetuity to deploy the technology, Africa, Jamaica, Brazil and Canada. The Company will have priority in terms for equipment supply delivery. To have exclusivity and priority, the Company shall have advanced a minimum of $500,000 USD towards Borrower’s pilot project in Huntington Beach, California. The maturity date shall be 1 year from the Issue Date (the “Maturity Date”) and is the date upon which the remaining unpaid principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. If ahead of the maturity date the Borrower sells any equipment or generates revenue from its operations related to this technology the Promissory Note will be paid out from first proceeds in advance of the Maturity Date. Any amount of principal or interest on the Promissory Note shall bear interest at the rate of 10% on the outstanding balance (“Interest”). Interest shall commence accruing on the date of the issuance of the Promissory Note. Partial payments or full payments may be made at any time during the term of the Promissory Note by way of direct wire, from a third-party sale of existing inventory or otherwise. Notwithstanding any other provision any unpaid balance shall be paid no later than one year.

Astra Energy is advancing a waste to energy project on the island of Zanzibar to convert 15 tons of municipal solid waste per hour into 10MW/hour of electric power. The project will enable the island to dispose of all of its garbage, thereby avoiding the need for a garbage landfill. Landfills are major generators methane, which is a major greenhouse gas that is responsible for global warming. There have been several discussions with the island government with a final proposal anticipated to be presented to the government by the end of May, 2022. A meeting with government officials has been scheduled for June 22, 2022.

The preliminary plan is for Astra to develop, operate, and maintain the waste to energy infrastructure. The power will be fed into the island’s grid network pursuant to a power purchase agreement.

CLEAN ENERGY:

We are currently engaged in due diligence and planning for a large-scale clean energy project that is poised to position Astra as a major independent power producer in Tanzania.

Astra Energy in concert with the government of Tanzania is advancing a 350MW Combined Cycle Gas Power Plant project. The government of Tanzania provided a positive response to the expression of interest and they have requested a technical proposal. Astra is applying for Advocacy support for this project from the US Mission in Tanzania.

The Company is currently in negotiations to acquire an existing 350MW Combined Cycle Gas Power Plant located in Spain (the “Plant”). The Company has engaged the engineering firm - Empresarios Agrupados – to complete a feasibility study for the relocation and installation of the Plant in Tanzania.

Astra is in the process of securing a gas supply agreement with the Tanzania Petroleum Development Corporation for the natural gas required to fuel the Plant. Once the agreement is executed, we will begin the process of relocating the Plant to Tanzania. As the Plant is installed, the Company will finalize power purchase agreements and distribution agreements.

POWER TRANSMISSION:

Astra is in negotiations with the government of Uganda to secure a $60M loan to construct 45 KMs of distribution powerlines, as well as a 79 KM double circuit 132 kV transmission powerline and associated substations. Astra will operate and maintain the infrastructure and collect user fees to pay back the loan.

There is an opportunity for Astra Energy to partner with the World Bank to have a percentage of the capex of this project provided as a grant through component 1 of the pending Uganda Electricity Access Scale-up Project to make the project more viable.

Only a small percentage of the more than three million residents of Eastern Uganda have access to electricity. The area is currently experiencing poor and limited power supply amid an increase in demand for electricity as a result of industrial development in the area.

As a market penetration strategy in Uganda, Astra has signed various memorandums of understanding in joint ventures with experienced local engineering consulting firms, technical services companies and construction and maintenance contractors.

19

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,500,000 as anticipated.

If 5,000,000 Units (100%) are sold: Next 12 months

Planned Actions	Estimated Cost to Complete
Professional fees	$125,000
Engineering	$250,000
Business development costs	$500,000
Property leases	$125,000
Equipment and installation	$1,250,000
General working capital	$250,000
TOTAL	$2,500,000

If 3,750,000 Units (75%) are sold: Next 12 months

Planned Actions	Estimated Cost to Complete
Professional fees	$93,750
Engineering	$187,500
Business development costs	$375,000
Property leases	$93,750
Equipment and installation	$937,500
General working capital	$187,500
TOTAL	$1,875,000

If 2,500,000 Units (50%) are sold: Next 12 months

Planned Actions	Estimated Cost to Complete
Professional fees	$62,500
Engineering	$125,000
Business development costs	$250,000
Property leases	$62,500
Equipment and installation	$625,000
General working capital	$125,000
TOTAL	$1,250,000

If 1,250,000 Units (25%) are sold: Next 12 months

Planned Actions	Estimated Cost to Complete
Professional fees	$31,250
Engineering	$62,500
Business development costs	$125,000
Property leases	$31,250
Equipment and installation	$312,500
General working capital	$62,500
TOTAL	$625,000

We intend to use the proceeds for pre-construction costs related to projects in Africa including a 50MW renewable energy park (solar and waste to energy) in Zanzibar; a 250MW solar project in Uganda; a power plant in Tanzania and power transmission projects in Uganda and Zanzibar.

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $50,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

20

DETERMINATION OF OFFERING PRICE

The offering price was determined by management based on the current value of assets, the trading price and daily trading volume of the stock. It may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. We will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.50 per share.

Purchased Units in this offering will be diluted our Common Stock immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by existing stockholders. The following tables compare the differences of investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.50	$0.50	$0.50	$0.50
Book Value Per Share Before the Offering	$0.005	$0.005	$0.005	$0.005
Book Value Per Share After the Offering	$0.019	$0.031	$0.043	$0.055
Net Increase to Original Shareholder (based on par value)	$0.013	$0.026	$0.038	$0.049
Decrease in Investment to New Shareholders	$0.481	$0.469	$0.457	$0.445
Dilution to New Shareholders (%)	96.25%	93.74%	91.36%	89.10%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$250,000
Net proceeds from this offering	2,500,000
$2,750,000
Denominator:
Shares of common stock outstanding prior to this offering	45,455,540
Shares of common stock to be sold in this offering (100%)	5,000,000
50,455,540

21

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$250,000
Net proceeds from this offering	1,875,000
$2,125,000
Denominator:
Shares of common stock outstanding prior to this offering	45,455,540
Shares of common stock to be sold in this offering (75%)	3,750,000
49,205,540

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$250,000
Net proceeds from this offering	1,250,000
$1,500,000
Denominator:
Shares of common stock outstanding prior to this offering	45,455,540
Shares of common stock to be sold in this offering (50%)	2,500,000
47,955,540

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$250,000
Net proceeds from this offering	625,000
$875,000
Denominator:
Shares of common stock outstanding prior to this offering	45,455,540
Shares of common stock to be sold in this offering (25%)	1,250,000
46,705,540

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SELLING STOCKHOLDERS

The shares being offered for resale by the 95 selling shareholders consist of 43,781,000 shares of our common stock.

The following table sets forth the name of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of June 2, 2022 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders. We may from time to time include additional selling shareholders in supplements or amendments to this prospectus.

The selling shareholders’ percentage of ownership of our outstanding shares in the table below is based upon 45,455,540 shares of common stock outstanding as of June 2, 2022.

	Ownership Before Offering		Ownership After Offering (1)
Selling Shareholder	Number of Shares of Common Stock Owned Beneficially before Offering	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering	Percentage of Common Stock Beneficially Owned After Offering
09966996 BC Ltd (Peter Sherba)	630,000	630,000	-	0.00%
1298509 BC Ltd (Rafiq & Aaman Khan)	120,000	120,000	-	0.00%
1681445 Alberta Ltd (Eileen Aulakh)	40,000	40,000	-	0.00%
Ahuja, Naveen	120,000	120,000	-	0.00%
Alita Capital Inc (Ron Loudoun) [2]	6,000,000	6,000,000	-	0.00%
Aulahk, Eileen	72,000	72,000	-	0.00%
Aulahk, Nita	216,000	216,000	-	0.00%
Aulahk, Sweety	240,000	240,000	-	0.00%
Bears Den Developments Ltd (Mike Matvishen)	1,500,000	1,500,000	-	0.00%
Bookman, Ron and Coldonat, Marion	10,000	10,000	-	0.00%
Boulds, Rachel [1]	150,000	150,000	-	0.00%
Claycamp, Dan [1]	1,000,000	1,000,000	-	0.00%
Claycamp, Troy	180,000	180,000	-	0.00%
Conci, Frank and	150,000	150,000	-	0.00%
Conci, Frank and Ellen	300,000	300,000	-	0.00%
Crosslink Capital Inc. (Trisha Gill)	220,000	220,000	-	0.00%
Dailey, Brandon	10,000	10,000	-	0.00%
Dailey, Daniel	20,000	20,000	-	0.00%
Dailey, Kristyn	10,000	10,000	-	0.00%
Deol, Surinder	300,000	300,000	-	0.00%
Dungy, William	200,000	200,000	-	0.00%
Dyer, Kevin	40,000	40,000	-	0.00%
Edison Power Corp (Mike Matvieshen)	150,000	150,000	-	0.00%
Ersay Holdings, LLC (Savarior Service)	40,000	40,000	-	0.00%
Fetherston, Daniel and Paula	40,000	40,000	-	0.00%
Gardner, Jan	150,000	150,000	-	0.00%

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	Ownership Before Offering		Ownership After Offering (1)
Selling Shareholder	Number of Shares of Common Stock Owned Beneficially before Offering	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering	Percentage of Common Stock Beneficially Owned After Offering
Gardner, Karen	300,000	300,000	-	0.00%
Gardner, Paul	270,000	270,000	-	0.00%
Gray, Tamar	5,000	5,000	-	0.00%
Grier, Ben and Bridget	10,000	10,000	-	0.00%
Guiterrez, Norberto	420,000	420,000	-	0.00%
Gunter, Tiffany	60,000	60,000	-	0.00%
Hampton, Doug	50,000	50,000	-	0.00%
Hampton, Jason	30,000	30,000	-	0.00%
Hampton, Nathaniel	6,000	6,000	-	0.00%
Hargrove, Ronald	750,000	750,000	-	0.00%
Harris, Kermit [1]	1,500,000	1,500,000	-	0.00%
Hickey, Rob	40,000	40,000	-	0.00%
Hooper, Robert	300,000	300,000	-	0.00%
Jersett, Sean and Michelle	15,000	15,000	-	0.00%
Kane, Richard	120,000	120,000	-	0.00%
Kesto, Selwan	25,000	25,000	-	0.00%
Kinney, Brian	60,000	60,000	-	0.00%
Klassen, Kathryn	75,000	75,000	-	0.00%
Klus, Peter	50,000	50,000	-	0.00%
Kowan, Lisa [1]	300,000	300,000	-	0.00%
Kromer, Amy	300,000	300,000	-	0.00%
Lally, Birinder & Aukahk, Simrat	252,000	252,000	-	0.00%
Lally, Swarn and Jagmohinder	50,000	50,000	-	0.00%
Leffler, Derek	600,000	600,000	-	0.00%
Lynden Holdings LLC (Sarah McCaig)	900,000	900,000	-	0.00%
Marwaha, Deviner & Jagjit	100,000	100,000	-	0.00%
Mayo, Sabrina	20,000	20,000	-	0.00%
McBurrows, Ron and Lydia	30,000	30,000	-	0.00%
McCaig, Corwin	750,000	750,000	-	0.00%
McCaig, Sarah	750,000	750,000	-	0.00%
McLaughlin, Ken	120,000	120,000	-	0.00%
McLure, Paul and Nicole	20,000	20,000	-	0.00%
Mincey, Deandre	5,000	5,000	-	0.00%
Mitchell, Grant	300,000	300,000	-	0.00%
Mueller, Todd	1,500,000	1,500,000	-	0.00%
Nadeau, Todd	20,000	20,000	-	0.00%
Nelson, Byron	20,000	20,000	-	0.00%
Nelson, Steven	100,000	100,000	-	0.00%
Olson, Ralph	100,000	100,000	-	0.00%
Palumbo, Jeff	450,000	450,000	-	0.00%
Patel, Mital	40,000	40,000	-	0.00%

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	Ownership Before Offering		Ownership After Offering (1)
Selling Shareholder	Number of Shares of Common Stock Owned Beneficially before Offering	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering	Percentage of Common Stock Beneficially Owned After Offering
Pless, Christina	10,000	10,000	-	0.00%
Quast, Stefan	1,080,000	1,080,000	-	0.00%
Salzarulo, Dana	120,000	120,000	-	0.00%
Sanghera, Sandeep	60,000	60,000	-	0.00%
Santos Holdings LLC (Isabel Santos)	1,500,000	1,500,000	-	0.00%
Satish, Thirumalai	180,000	180,000	-	0.00%
Schleinich, John	30,000	30,000	-	0.00%
Schneider, Audra	750,000	750,000	-	0.00%
Schneider, Harold	1,725,000	1,725,000	-	0.00%
Schneider, Jeffrey	750,000	750,000	-	0.00%
Settle, Justin	50,000	50,000	-	0.00%
Sidhu, Jagraj	40,000	40,000	-	0.00%
Sims, Deirdra	10,000	10,000	-	0.00%
Splenpoyous Inc. (Amy Kromer)	870,000	870,000	-	0.00%
Stewart, Kristina	180,000	180,000	-	0.00%
Stinson, Darro	160,000	160,000	-	0.00%
Stinson, Gregory	500,000	500,000	-	0.00%
Stoughton, Edwin	600,000	600,000	-	0.00%
Tagg, Gary	150,000	150,000	-	0.00%
Thomasen, Heidi	300,000	300,000	-	0.00%
Thompson, Tony	75,000	75,000	-	0.00%
Tonsoo, Robert	300,000	300,000	-	0.00%
Transworld Capital Inc (Jander Aulakh)	50,000	50,000	-	0.00%
Trimark Capital Partners Inc (Robert Kane) [2]	6,000,000	6,000,000	-	0.00%
United Capital Partners Inc (Schaad Branon) [2]	3,000,000	3,000,000	-	0.00%
Vilela, Maria	300,000	300,000	-	0.00%
Westside Modular Homes Ltd (Tammy Liebel)	1,500,000	1,500,000	-	0.00%
Whitted, Pharez & Jordan	10,000	10,000	-	0.00%
Williams, Dion	10,000	10,000	-	0.00%
Wilson, Bruce	150,000	150,000	-	0.00%
Wolters, John Henry	600,000	600,000	-	0.00%

	43,781,000	43,781,000	-	0.00%

__________

1. Indicates officers and directors (sales will be subject to restrictions found in Rule 144)

2. Indicates over 5% ownership prior to sale of stock (sales may be subject to restrictions found in Rule 144)

25

PLAN OF DISTRIBUTION

The Company has 45,455,540 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 43,781,000 shares of our common stock held by existing shareholders at $0.50 per share until our shares are listed on a national securities exchange or quoted on OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The Company is also registering an additional 10,000,000 shares of common stock consisting of 5,000,000 Units for sale at the fixed price of $0.50 per unit for the duration of the offering. The Unit consists of one share of our common stock and one warrant to purchase one share of our common stock within two years for $1.00.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our directors will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our directors are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 Units being offered on behalf of the Company itself. The proceeds from the 43,781,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. Our common stock is listed on the OTC Pink Sheets, we intend to make application to have our shares of common stock quoted on the OTCQB upon receipt of SEC approval of this Registration Statement. There can be no assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.50 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $50,000.

Our Officers and Directors will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from their own personal accounts. A conflict of interest may arise between Officers and Directors selling shares from their personal accounts, and in selling shares on the Company’s behalf.

The Company estimates the costs of this offering at approximately $50,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to cover any such expenses relating to this offering.

26

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company,” you must

-	Execute and deliver a subscription agreement; and

-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to (i) “Astra Energy, Inc.,” (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates or “book entry,” if requested by the shareholder, attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of this offering. Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser,” of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regard to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 and 10,000,000 shares of preferred stock at a par value of $0.001.

Our transfer agent is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598. Its phone number is 212-828-8436 and email address is Email: kafel@vstocktransfer.com. Our Transfer Agent is registered under the Exchange Act.

Common Stock

On August 24, 2020, the Company effected a reverse stock split of its authorized shares of common stock on a 1:50 basis.

On September 15, 2021, the Company effectuated a forward split of its issued and outstanding stock on a 3:1 basis.

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As of June 2, 2022, there were 45,455,540 common shares issued and outstanding and held by 153 shareholders of record. There is no cumulative voting with respect to the election of directors or any other matter. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors from time to time out of legally available funds. The dividend rights of our common stock are junior to any preferential dividend rights of any outstanding shares of preferred stock. The holders of our common stock also are entitled to receive distributions upon our liquidation, dissolution or winding up of our assets that are legally available for distribution, after payment of all debt and other liabilities and distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock.

The holders of our common stock are not entitled to preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock at $0.001 par value and 1,060,409 are issued and outstanding as of June 2, 2022. The issued shares are as follows: Preferred Series A: 7,774 shares issued; Preferred Series B: 207 shares issued; Preferred Series C: 747,870 shares issued; Preferred Series D: 304,558 shares issued.

The Preferred Shares are designated as follows;

Series A Convertible Preferred

The Series A Convertible Preferred have a conversion rate of $0.75 per share and voting rights on an as converted basis. The holders of record of shares of Series A Preferred Stock are entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of 8% per annum in shares of our common stock.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Preferred A	Vision Opportunity Master Fund, Ltd. 317 Madison Avenue, Suite 1220, New York, NY	7,774	100%

The Company affected a reverse stock split of 1,000 to 1 of its Series A preferred Stock on August 24, 2020. All shares throughout have been retroactively adjusted to reflect the reverse split.

Series A1 Preferred

On April 24, 2020, the Company created and filed a Certificate of Designation for one share of Series A1 Preferred Stock, par value $0.0001. On January 21, 2022 the board of directors of the Company changed the designation of Series A1, with the Holders consent, eliminating its conversion and voting rights. Said action by the parties is set out in an 8-K /A filed on February 3, 2022 and by reference incorporated herein.

Series B Preferred

The Company has authorized 100,000 shares of Series B Preferred Stock. The conversion rights of Series Preferred B were required to be exercised within 5 years. The conversion rights have expired without any of the shares being converted. Series B shares are not entitled to dividends or liquidation preferences and have no voting rights.

Series C Preferred

The Company has authorized 1,000,000 shares of Series C Preferred Stock. Each share of Series C is convertible into one fully paid and nonassessable share of our common stock at an initial conversion price of $1.20, subject to adjustment. The conversion rights of Series Preferred C were required to be exercised within 5 years. The conversion rights have expired without any of the shares being converted.

Series D Preferred

The Company has authorized 380,000 shares of Series D Preferred Stock, which ranks junior to our Series A, Series B and Series C Convertible Preferred Stock, but senior to our common stock. Except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of the Series D Preferred Shares and except as otherwise required by Nevada law, the Series D Preferred Shares have no voting rights. At any time on or after the issuance date, the holder of any Series D Preferred Shares may, at the holder’s option, elect to convert all or any portion of the Series D Preferred Shares held by such person into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the stated value ($40.00 per share) of the Series D Preferred Shares being converted divided by (ii) the conversion price, which initially is $0.80 per share, subject to certain adjustments.

In the event of our liquidation, dissolution or winding up, the holders shall be entitled to receive, out of the assets of the Company available for distribution, an amount equal to the Liquidation Preference Amount which is the product of the stocks Stated Value of $40.00 per share plus 120% before any payment or distribution of assets to the holders of Common Stock or any other Junior Stock.

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Convertible Debenture

On January 11, 2022, the Company entered into a Convertible Debenture, wherein the Company promised to pay to Ronald and Monique DeJager the principle of $20,000 together with interest of 8% per annum on or before January 11, 2024. The Debenture can be converted any time with a conversion price of $1.00 per share subject to adjustments as set out in the Debenture.

Warrants

From September 17, 2021 to June 2, 2022, the Company sold 1,556,000 Units of its common stock at $0.50, for total cash proceeds of $778,500. Each Unit consists of one common share and one warrant to purchase one additional share of common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby are opined for the Company by Jeffery A. McKee Esq. of the law firm of Davis, McKee P.L.L.C. located at 1650 North 1stAvenue, Phoenix, AZ 85003.

The financial statements included in this prospectus and the registration statement have been audited by Fruci & Associates II, PLLC of Spokane, Washington to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We have and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 9565 Waples Street, Suite 200, San Diego, CA 92121.

ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was incorporated in the State of Nevada on June 12, 2000, under the name “Fresh Air.com Inc.” In February 2003, the Company changed its name to “Heritage Management, Inc.” On March 2, 2009, the issuer’s name was changed to “Edgewater Foods International, Inc.” On February 27, 2018, the name was changed to “Ocean Smart Inc.” On April 24, 2020, the Company was reinstated in the State of Nevada and the name of the Company was changed to “Artic Motion, Inc.” Effective, May 22, 2020, the Company changed its name to Astra Energy Inc.

On September 21, 2021, the Company incorporated a wholly owned subsidiary called Astra Energy Africa - SMC Limited (“Astra Energy Africa”). The following are the directors and officers of this subsidiary:

Director and CEO - Dan Claycamp

Director and VP - Fred Nyanzi

On October 12, 2021, the Company incorporated a subsidiary in Uganda called Astra Energy Services Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Ssingo Oils and Gas - SMC Limited of Mityana, Uganda. The following are the directors and officers of this subsidiary:

Director and CEO - Dan Claycamp

Director and VP - Fred Nyanzi

Director and VP - Mukiibi Elton

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On November 15, 2021, the Company incorporated a wholly owned subsidiary in the State of California called Astra Energy California, Inc. The following are the directors and officers of this subsidiary:

Director and President - Kermit Harris

Director and VP - Douglas Hampton

On December 22, 2021, the Company incorporated a subsidiary in Tanzania called Astra Energy Tanzania Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Kiluwa Group of Companies Limited of Kinondoni, Tanzania. The following are the directors and officers of this subsidiary:

Director and President - Dan Claycamp

Director and VP - Fred Nyanzi

DESCRIPTION OF FACILITIES

The Company rents office space at 9565 Waples Street, Suite 200 San Diego, CA 92121 for its corporate headquarters.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

PATENTS AND TRADEMARKS

We currently have no patents or trademarks to disclose.

 MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been publicly traded since January 16, 2017, on the OTC Pink Sheets. Our common stock is quoted under the symbol ASRE. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Pink Sheets. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Fiscal Year 2020	High	Low
First Quarter (September- November 2019)	$0.70	$0.08
Second Quarter (December -February 2020)	$0.33	$0.15
Third Quarter (March-May 2020)	$0.99	$0.10
Fourth Quarter (June-August 2020)	$0.40	$0.004

Fiscal Year 2021
First Quarter (September- November 2020)	$0.19	$0.005
Second Quarter (December -February 2021)	$1.66	$0.15
Third Quarter (March-May 2021)	$0.66	$.055
Fourth Quarter (June-August 2021)	$1.33	$0.21

Fiscal Year 2022
First Quarter (September - November 2021)	$2.00	$0.51
Second Quarter (December 2021 - February 2022)	$1.00	$0.65

Holders

On June 2, 2022, the closing price of our common stock as reported on the Over-the-Counter Pink Sheets was $1.32 per share. On June 2, 2022, we had approximately 153 holders of record of common stock. As of June 2, 2022, 45,455,540 shares of our common stock were issued and outstanding and 1,060,409 shares of preferred stock were issued and outstanding.

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Dividend Policy

We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of our directors or executive officers. Stockholders annually elect the directors. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title

Kermit Harris	47	President, Director

Daniel Claycamp	58	Chief Operations Officer, Director

Rachel Boulds	51	Chief Financial Officer

Lisa Kowan	46	Corporate Secretary

The President, directors, and officers of the Company will hold office until additional members or officers are duly elected and qualified. The background and principal occupations of the directors and officers of the Company are as follows:

Kermit A. Harris, age 47, is a founder, President and Director of our Company. Mr. Harris has proven and unique transformational leadership skills with over twenty years of experience in real estate acquisition/land development, commercial financing, business development, and restaurant industries. He has demonstrated high quality cross-functional management qualifications, business strategy, international/governmental engagement, and dynamic leadership. Mr. Harris developed the Company’s renewable division as well as the global bio-fuel supply chain using Regreen Technology. He has full oversight of the entire organization domestic and abroad, working closely with COO Dan Claycamp. Kermit has been with the Company since 2019. From January 2017 to January 2019, he was the Business Development/Acquisition Manager for the Donato Group, Inc. where his responsibilities included identifying opportunities to enhance and streamline operations within any construction/development project to increase the satisfaction levels of municipalities, development entity, and investors when working with their staff/sub-contractors and partners. None of the companies where Mr. Harris was employed prior to being employed by the registrant was a parent, subsidiary or other affiliate of the registrant. These skills working with private and public companies are used to carry out the strategic initiatives of our Company. He is a graduate of Eastern Michigan University’s Gary Owen College of Business, with a Finance Major

Daniel L. Claycamp, 58 years of age, COO and Director has 36 years of management experience in Plant Construction, Manufacturing, Engineering and Production of Food Grade and USP Grade Chemicals, Corn Milling, Flour Milling, Wet Milling, Oat Milling, Extrusion, Oil Extraction, Ethanol, and Mixing and Blending of Food Grade Ingredients. Skills include: Management of operations, construction, engineering, maintenance, distribution, purchasing, human relations, and accounting management. Strengths in plant management, project management, engineering, plant design and construction, plant operations, risk management, budget finance, quality and safety programs, and team based continuous improvement projects. During the years 2017 and 2018 Dan was the General Manager of Elemental Processing, LLC located in Lexington Kentucky. His responsibilities included engineering, design of new facilities and the management of the employees on the projects. During 2018 he was hired as Vice President of GenCanna Global USA, Inc. where he Managed a $120M capital project responsible for developing, designing, engineering, and constructing a Food Grade Hemp Processing Facility, Storage Elevator, Receiving, Grinding, and Screening, Extraction, RPI, Mixing and Blending, Formulations, and Packaging facilities for processed Hemp products in Mayfield, Kentucky. He remained in this position until he joined the Issuer as the COO in February 2021. None of the companies where Mr. Claycamp was employed prior to being employed by the registrant was a parent, subsidiary or other affiliate of the registrant.

His educational background consists of AC/DC Electrical Theory, Allen Bradley PLC Programming, and Electrical Motor Controls and Circuits: Rend Lake College, Whittington, IL 1997 and he holds a B.S. in Milling Science and Management from Kansas State University in 1986. His managerial and technical experience with private and public companies involved in the renewable energy industry qualifies him as a major part of the Company’s mission.

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Rachel Boulds, CPA, age 51, is the contracted Chief Financial Officer of our Company with over 20 years of experience in the audit and related financial reporting fields. She is responsible for the Company’s financial reporting, audit consulting, bookkeeping, and business operation consulting services. preparation of period-end financial statements, footnotes and Management Discussion and Analysis in conformity with US GAAP and SEC reporting rules as well as consultation on complex accounting matters and working closely with client staff, auditors and legal counsel to prepare, review and file periodic public financial information, including Forms 10-Q and 10-K. After graduating from San Jose University with a BS in Accounting, she stared her carrier in the audit department of Price WaterhouseCooper. Rachel Boulds, CPA has been engaged in her sole accounting practice which she has led since 2009.

Lisa V. Kowan, age 46, is the Company’s corporate Secretary. She has over 20 years-experience as a dependable and resourceful securities paralegal specialist. As the corporate Secretary, she excels at communication and collaborating with a diverse range of legal and company personnel, executive officers and board of directors. She conducts all legal business professionally with corporate counsel and with minimal supervision. Lisa is experienced in the preparation of regulatory filings for US and Canadian Securities Commissions. She is extremely organized with advanced technical and corporate skills. Her position with our publicly traded Company is very valuable. From 2016 to January of 2020, Ms. Kowan was the operations manager for PubCo Reporting Services, Inc. which was an EDGAR Filer and Corporate Secretary Consulting Services. In January of 2020 she started Meraki Corporate Services, Inc. which was corporate secretary consulting service. She has been under contract as an employee with the registrant since October 1, 2020. None of the companies where Ms. Kowan was employed prior to being employed by the registrant was a parent, subsidiary or other affiliate of the registrant. Lisa holds Legal Secretary and Para Legal certificates from Capilano University, North Vancouver BC; Legal Secretary Certificate and Business Management Diploma from Kwantlen University College, Richmond BC.

Audit Committee

The Company does not have an audit committee.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desires to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. Code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from the Company. A form of the code of conduct and ethics is filed as Exhibit 14.1 with this Registration Statement.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

•	Any bankruptcy petition filed by or against any business of which they were a general partner or executive officer either at the time of the bankruptcy or within two years prior to the time of such filing

•	They have not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) or are now a named subject of a pending criminal proceeding.

•	Are not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities.

•	They have never been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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EXECUTIVE COMPENSATION

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by our President, Chief Operating Officer, Principal Financial Officer and Corporate Secretary in the fiscal years ended August 31, 2020, and 2021. This table consists of all the executive officers of the Company who served in such capacity at the end of the fiscal year.

2020 AND 2021 SUMMARY COMPENSATION TABLE

Name and Principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Kermit Harris	2021	$55,000	$0.0	$12,500	$0.0	$0.0	$0.0	$0.0	$67,500
President	2020	$0.0		$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Daniel Claycamp	2021	$75,000	$0.0	$187,500	$0.0	$0.0	$0.0	$0.0	$262,500
COO	2020	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Rachel Boulds	2021	$16,000	$0.0	$37,500	$0.0	$0.0	$0.0	$0.0	$53,500
CFO	2020	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Lisa Kowan	2021	$22,000	$0.0	$2,500	$0.0	$0.0	$0.0	$0.0	$24,500
Corporate Secretary	2020	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Compensation of Executive Officers

Each of the executive officers has a services or consulting agreement with our company.

On October 1, 2020, we entered into a services agreement with Kermit Harris, wherein, Mr. Harris will receive a monthly fee of $5,000. In addition, Mr. Harris received 500,000 pre-split shares of common stock of the Company pursuant to his agreement.

On October 3, 2020, we entered into a services agreement with Lisa Kowan, wherein, Ms. Kowan will receive a monthly fee of $2000. In addition, Ms. Kowan received 100,000 pre-split shares of common stock of the Company pursuant to her agreement.

On January 16, 2021, we entered into a contract services agreement with Rachel Boulds, wherein, Ms. Boulds will receive a monthly fee of $2000. In addition, Ms. Boulds received 50,000 pre-split shares of common stock of the Company pursuant to her agreement.

On February 1, 2021, we entered into a consulting agreement with Daniel Claycamp, wherein Mr. Claycamp will receive an hourly fee for services. In addition, Mr. Claycamp received 250,000 pre-split shares of common stock pursuant to his agreement. On February 11, 2022, Mr. Claycamp shall receive an additional 250,000 shares of common stock.

The Company does not have a compensation committee. Given the nature of the Company’s business and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

Compensation of Directors

We have no arrangements for the remuneration of our directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 2, 2022, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 5% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Offering
Kermit A Harris(1) Southfield, Michigan	1,500,000	1,500,000	3.300%	2.973%
Rachel Boulds(2) Murray, UT	150,000	150,000	0.330%	0.297%
Daniel L Claycamp(3) West Frankfort, IL	1,000,000	1,000,000	2.200%	1.982%
Lisa Kowan(4) Langley, British Columbia, Canada	300,000	300,000	0.660%	0.595%
Directors and Officers as a Group (4 persons)	2,950,000	2,950,000	6.490%	5.847%
Alita Capital Inc. (Ron Loudon) Poway, CA	6,000,000	6,000,000	13.200%	11.892%
Trimark Capital Partners Inc. (Robert Kane) Grand Cayman, Cayman Islands	6,000,000	6,000,000	13.200%	11.892%
United Capital Management Inc. (Schaad Brannon) Las Vegas, NV	3,000,000	3,000,000	6.600%	5.946%

__________

(1) Mr. Harris was appointed President and Director on October 1, 2020

(2) Ms. Boulds was appointed CFO on January 19, 2021.

(3) Mr. Claycamp was appointed COO on February 1, 2021.

(4) Ms. Kowan was appointed Corporate Secretary on October 1, 2020.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 45,455,540 shares of common stock outstanding as of June 2, 2022.

The following table sets forth, as of June 2, 2022, certain information concerning the beneficial ownership of our Preferred Stock:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Preferred A	Vision Opportunity Master Fund, Ltd. 317 Madison Avenue, Suite 1220, New York, NY	7,774	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On October 1, 2020, the Company entered into a services agreement with the President, whereby the Company agreed to pay a monthly fee of $5,000 until terminated by either party. The company also issued 1,500,000 common shares to the President upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $12,500. As of January 31, 2022, the Company owes $40,000 to the President for accrued fees.

On October 1, 2020, the Company entered into a services agreement with the Chief Financial Officer, whereby the Company agreed to pay a monthly fee of $5,000 until terminated by either party. The company also issued 1,500,000 common shares to the CFO upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $12,500. The agreement was terminated on January 15, 2021, with the resignation of the CFO.

On October 1, 2020, the Company entered into a services agreement with the Corporate Secretary, whereby the Company agreed to pay a monthly fee of $2,000 until terminated by either party. The company also issued 300,000 common shares to the Corporate Secretary upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $2,500.

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On October 1, 2020, the Company issued 450,000 shares of common stock to the Chief Technology Officer of the Company for services. The shares were valued at $3,750.

On January 1, 2021, the Company executed a consulting agreement with Heidi Thomasen for Corporate Communications services for an initial term of six months. Per the terms of the agreement Ms. Thomasen is to be compensated $2,500 per month. The company also issued 150,000 common shares to the Ms. Thomasen upon execution of the Agreement. The shares were valued at $0.016 for total non-cash compensation of $2,500.

On January 16, 2021, the Company executed a consulting agreement with Rachel Boulds for CFO services for an initial term of six months. Per the terms of the agreement Ms. Boulds is to be compensated $2,000 per month. The company also issued 150,000 common shares to Ms. Boulds upon execution of the Agreement. The shares were valued at $0.25 for total non-cash compensation of $37,500.

On February 1, 2021, the Company executed a service agreement with Daniel Claycamp for Chief Operating officer services, for a term of 1.5 years. Per the terms of the agreement Mr. Claycamp will receive 3,000,000 shares of common stock over the term of his agreement. Mr. Claycamp is currently being paid $10,000 per month for services.

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed or expected to be billed for professional services rendered by our principal accountants with respect to our last fiscal year end.

August 31, 2021
Audit fees	$10,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$10,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

35

FINANCIAL STATEMENTS

ASTRA ENERGY INC.

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Astra Energy Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Astra Energy Inc. (“the Company”) as of August 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended August 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and no current revenue-generating operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021. Spokane, Washington
December 14, 2021

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ASTRA ENERGY INC.

BALANCE SHEETS

	August 31, 2021	August 31, 2020
ASSETS
Current assets:
Cash	$94,765	$-
Total current assets	94,765	-

Total Assets	$94,765	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$94,570	$367
Accounts payable- related party	50,000	5,800
Accruals - related party	-	40,515
Due to a related party	-	2,974

Total Liabilities	144,570	49,656

Commitments and contingencies	-	-

Mezzanine Equity:
Series A1 Preferred stock, par $0.001, 1 share authorized; 1 and no shares issued and outstanding, respectively	-	-
Total Mezzanine Equity	-	-

Stockholders’ Deficit:
Series A Preferred stock, par $0.001, 8,000,000 shares authorized; 15,774 and 15,774, shares issued and outstanding, respectively	16	16
Series B Preferred stock, par $0.00001, 100,000 shares authorized; 207 shares issued and outstanding	-	-
Series C Preferred stock, par $0.001, 1,000,000 shares authorized; 747,870 shares issued and outstanding	748	748
Series D Preferred stock, par $0.001, 380,000 shares authorized; $14,618,784 liquidation preference; 304,558 shares issued and outstanding	305	305
Common stock, $0.001 par value; 100,000,000 shares authorized; 42,549,540 and 4,674,540 shares issued and outstanding, respectively	42,550	4,675
Stock subscriptions receivable (Note 5)	(100,000)	-
Stock payable (Note 6)	100,000	-
Additional paid-in capital	29,795,766	28,777,141
Accumulated deficit	(29,889,190)	(28,832,541)

Total Stockholders’ Deficit	(49,805)	(49,656)

Total Liabilities and Stockholders’ Deficit	$94,765	$-

 The accompanying notes are an integral part of these financial statements.

38

ASTRA ENERGY INC.

STATEMENTS OF OPERATIONS

	For the Years Ended August 31,
	2021	2020
Operating Expenses:
General and administrative	$252,097	$1,159
Executive compensation	684,829	-
Consulting – related party	117,000	104,315
Total operating expenses	1,053,926	105,474

Loss from operations	(1,053,926)	(105,474)

Other Expense:
Foreign exchange expense	(2,723)	-
Total other expense	(2,723)	-

Loss before provision for income taxes	(1,056,649)	(105,474)
Provision for Income Taxes	-	-

Net Loss	$(1,056,649)	$(105,474)

Net loss per share, basic and diluted	$(0.03)	$(0.04)
Weighted average shares outstanding, basic and diluted	35,198,315	2,726,412

The accompanying notes are an integral part of these financial statements.

39

ASTRA ENERGY INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED AUGUST 31, 2021 AND 2020

	Series A Preferred		Series A1 Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Common Stock		Common Stock to Be	Stock Subscription	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Receivable	Capital	Deficit	Total
Balance, August 31, 2019	7,774	$8	-	$-	207	$-	747,870	$748	304,558	$305	1,674,540	$1,675	$-	$-	$28,722,149	$(28,727,067)	$(2,182)
Preferred stock issued for services - related party	8,000	8	1	-	-	-	-	-	-	-	-	-	-	-	7,992	-	8,000
Common stock issued for services - related party	-	-	-	-	-	-	-	-	-	-	3,000,000	3,000	-	-	47,000	-	50,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-		(105,474)	(105,474)
Balance, August 31, 2020	15,774	$16	1	$-	207	$-	747,870	$748	304,558	$305	4,674,540	$4,675	$-	$-	$28,777,141	$(28,832,541)	$(49,656)
Common stock issued for services - related party	-	-	-	-	-	-	-	-	-	-	6,300,000	6,300	-	-	324,950	-	331,250
Common stock cancelled – related party	-	-	-	-	-	-	-	-	-	-	(3,000,000)	(3,000)	-	-	3,000	-	-
Common stock issued for services	-	-	-	-	-	-	-	-	-	-	1,425,000	1,425	-	-	167,825	-	169,250
Common stock issued for cash -related party	-	-	-	-	-	-	-	-	-	-	7,500,000	7,500	-	-	55,000	-	62,500
Common stock issued for cash	-	-	-	-	-	-	-	-	-	-	25,650,000	25,650	100,000	(100,000)	467,850		493,500
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,056,649)	(1,056,649)
Balance, August 31, 2021	15,774	$16	1	$-	207	$-	747,870	$748	304,558	$305	42,549,540	$42,550	$100,000	$(100,000)	$29,795,766	$(29,889,190)	$(49,804)

The accompanying notes are an integral part of these financial statements.

40

  ASTRA ENERGY INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended August 31,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,056,649)	$(105,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	500,500	58,000
Changes in assets and liabilities:
Accounts payable	94,203	3,985
Accounts payable – related party	44,200	-
Accrued expenses – related party	(43,489)	40,515
Net Cash Used in Operating Activities	(461,235)	(2,974)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of shares	556,000	-
Advances – related party	-	2,974
Net Cash Provided by Financing Activities	556,000	2,974

Net Change in Cash	94,765	-
Cash at Beginning of Year	-	-
Cash at End of Year	$94,765	$-

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

41

ASTRA ENERGY INC.

Notes to the Financial Statements

August 31, 2021

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Astra Energy, Inc. (the “Company,” “Astra”), was incorporated in the State of Nevada on June 12, 2000.

A Certificate of Amendment was filed on May 22, 2020, with the Nevada Secretary of State changing the name of the Company to Astra Energy, Inc.

The Company is an emerging leader in the acquisition and development of technology in the Waste-to-Energy project sector.

On October 17, 2019, there was an order by the Eight Judicial District Court of Clark County Nevada appointing a Custodian to the Company. The custodianship was discharged on June 18, 2020.

On February 24, 2021, the Company entered into exclusive technology licensing and distribution agreements and equipment purchase agreements for the Island of Jamaica and the Province of Alberta with Regreen Technologies Inc. (“Regreen”), wherein Regreen provided the Company with the exclusive right to solicit, market, advertise and utilize Regreen Systems that uses Regreen multi patented technology and processes owned and developed by Regreen, in connection with waste to fluff/pellets/briquettes and additional renewable energy systems and products in Jamaica and Alberta. In connection to this agreement the Company incurred $110,806 and $24,660 of travel and business development expense for Daniel Claycamp, COO and Kermit Harris, President and Director, respectively, and $37,658 of expense for consultants. These Agreements expired in July 2021 and the Company has opted not to renew them.

On November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. (collectively, the “Borrower”).

Pursuant to the agreement, the Company has to date advanced $135,000 to assist Regreen in completing equipment testing. All advances made by the Company are at their sole discretion. It is a unilateral option to do so and at any time the Company may choose to discontinue to contribute further. As Consideration for supporting the pilot project the Company will receive Exclusivity in the following regions in perpetuity to deploy the technology, Africa, Jamaica, Brazil and Canada. The Company will have priority in terms for equipment supply delivery. To have exclusivity and priority, the Company shall have advanced a minimum of $500,000 USD towards Borrower’s pilot project in Huntington Beach, California. The maturity date shall be 1 year from the Issue Date (the “Maturity Date”) and is the date upon which the remaining unpaid principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. If ahead of the maturity date the Borrower sells any equipment or generates revenue from its operations related to this technology the Promissory Note will be paid out from first proceeds in advance of the Maturity Date. Any amount of principal or interest on the Promissory Note shall bear interest at the rate of 10% on the outstanding balance (“Interest”). Interest shall commence accruing on the date of the issuance of the Promissory Note. Partial payments or full payments may be made at any time during the term of the Promissory Note by way of direct wire, from a third-party sale of existing inventory or otherwise. Notwithstanding any other provision any unpaid balance shall be paid no later than one year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

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Cash and Cash Equivalents

 The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount of financial instruments included in cash and cash equivalents approximates fair value because of the short maturities for the instruments held. The Company had no cash equivalents as of August 31, 2021 and 2020.

Income Taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Stock-based Compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the year ended August 31, 2021, the Company has 10,667 potentially dilutive shares from Series A preferred stock, 380,698 potentially dilutive shares from the Series D preferred stock, and 100,000,000 from its one share of Series A1 preferred stock. Any potentially dilutive shares have not been included due to their anti-dilutive effect, as the Company has a net loss.

43

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the year ended August 31, 2021.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

As reflected in the financial statements, the Company has an accumulated deficit of $29,830,310 as of August 31, 2021, and has no current revenue generating operations. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company is planning to secure its financial capital in various ways. It will finance its operations initially through shareholder loans from the principals and through private placement investment offerings. The Company may decide to finance its project development stage by way of an equity offering by issuing shares or by engaging venture capital firms that invest in early-stage companies. Venture capital firms may do more than just supply money to small new opportunities. They can also provide advice on potential products, customers, and key employees.

The company will also look to develop a relationship with a bank or a number of banks with the intention of demonstrating a track record of progress and building value and securing some form of financing in the future. Once Astra Energy Inc. has a record of at least earning significant revenues, and better still of earning profits, the firm can make a credible promise to pay interest, and so it becomes possible for the firm to borrow money. Firms have two main methods of borrowing: banks and bonds.

If Astra Energy is earning profits (their revenues are greater than costs), profits can choose to reinvest some of these profits in equipment, structures, and research and development. For many established companies, reinvesting their own profits is one primary source of financial capital.

Another source of financial capital that will be considered at the project development stage of a specific project is a bond. A bond is a financial contract: a borrower agrees to repay the amount that was borrowed and also a rate of interest over a period of time in the future. A corporate bond is issued by firms, but bonds are also issued by various levels of government. For example, a municipal bond is issued by cities, a state bond by U.S. states, and a Treasury bond by the federal government through the U.S. Department of the Treasury. A bond specifies an amount that will be borrowed, the interest rate that will be paid, and the time until repayment. Given the nature of the renewable industry regarding long term power purchase agreements or offtake agreements bonds are a very cost effective and reliable method of funding projects.

NOTE 4 – COMMON STOCK

During the quarter ended November 30, 2020, the Company issued 750,000 common shares at a deemed price of $0.008 per share in exchange for services. Due to the minimal trading volume of the Company’s common stock the stock price of shares sold to third parties in the same time period was used for the value of shares issued for services until trading commenced. As soon as there was trading the closing stock price on the date of grant was used to value the shares.

During the quarter ended November 30, 2020, the Company issued 18,000,000 common shares at $0.0083 per share in exchange for total cash of $150,000.

During the quarter ended November 30, 2020, the Company issued 3,090,000 common shares at $0.0166 per share in exchange for total cash of $51,500.

During the quarter ended February 28, 2021, the Company issued 1,320,000 common shares at $0.0166 per share in exchange for total cash of $22,000.

On March 1, 2021, the Company cancelled 3,000,000 common shares which were issued in April, 2020 to a consultant pursuant to a services agreement. The services provided were incomplete and the consultant and the Company mutually agreed to cancel the shares for the benefit of the Company and its shareholders.

During the quarter ended  May 31,  2021, the Company issued 1,710,000 common shares at $0.0833 per share in exchange for total cash of $142,500.

During the quarter ended  May 31,  2021, the Company issued 150,000 common shares at $0.603 per share in exchange for services. The shares were valued based on the closing stock price on the date of grant.

During the quarter ended  May 31,  2021, the Company issued 150,000 common shares at a deemed price of $0.33 per share in exchange for services. The shares were valued based on the closing stock price on the date of grant.

During the quarter ended  May 31,  2021, the Company issued 150,000 common shares at a deemed price of $0.02 per share in exchange for services. The shares were valued based on the closing stock price on the date of grant.

During the quarter ended August 31, 2021, the Company issued 75,000 common shares at a deemed price of $0.22 per share in exchange for services. The shares were valued based on the closing stock price on the date of grant.

During the quarter ended August 31, 2021, the Company issued 150,000 common shares at a deemed price of $0.02 per share in exchange for services. The shares were valued based on the closing stock price on the date of grant.

44

During the quarter ended August 31, 2021, the Company issued 1,530,000 common shares at $0.083 per share in exchange for total cash of $127,500.

Refer to Note 8 for related party transactions.

NOTE 5 – STOCK SUBSCRIPTIONS RECEIVABLE

During the year ended August 31, 2021, the Company issued 6,000,000 common shares pursuant to Share Subscription Agreements in exchange for $100,000 in cash. The cash payment was received subsequent to the year end on October 4, 2021. The shares are included in the total number of shares issued and outstanding as at August 31, 2021.

NOTE 6 – COMMON STOCK TO BE ISSUED

During the quarter ended August 31, 2021, the Company received $100,000 in cash pursuant to a Share Subscription Agreement for 200,000 shares. The shares were issued subsequent to the year end on September 17, 2021. The shares are not included in the total number of shares issued and outstanding as at August 31, 2021.

NOTE 7 – PREFERRED STOCK

Series A Convertible Preferred

The Series A Convertible Preferred have a conversion rate of $0.75 per share and voting rights on an as converted basis.

The Company affected a reverse stock split of 1,000 to 1 of its Series A preferred Stock on August 24, 2020. All shares throughout these financial statements have been retroactively adjusted to reflect the reverse split.

Series A1 Preferred

On April 24, 2020, the Company created and filed a Certificate of Designation for one share of Series A1 Preferred Stock, par value $0.0001. The holder of the Series A1 Preferred is entitled to 60% of all votes of all classes of stock. One share of Series A1 is convertible in 100,000,000 shares of common stock. The holder of the Series A1 is not entitled to dividends or liquidation preferences.

Series B Preferred

The Company has authorized 100,000 shares of Series B Preferred Stock which hold no entitlement to dividends or liquidation preferences and have no voting rights. The rights of conversion formerly attached to this series expired in 2012.

Series C Preferred

The Company has authorized 1,000,000 shares of Series C Preferred Stock which hold no entitlement to dividends or liquidation preferences and have no voting rights. The rights of conversion formerly attached to this series expired in 2012.

Series D Preferred

The Company has authorized 380,000 shares of Series D Preferred Stock, which ranks junior to our Series A, Series B and Series C Convertible Preferred Stock, but senior to our common stock. Except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of the Series D Preferred Shares and except as otherwise required by Nevada law, the Series D Preferred Shares have no voting rights. At any time on or after the issuance date, the holder of any Series D Preferred Shares may, at the holder’s option, elect to convert all or any portion of the Series D Preferred Shares held by such person into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the stated value ($40.00 per share) of the Series D Preferred Shares being converted divided by (ii) the conversion price, which initially is $0.80 per share, subject to certain adjustments.

In the event of our liquidation, dissolution or winding up, the holders shall be entitled to receive, out of the assets of the Company available for distribution, an amount equal to the Liquidation Preference Amount which is the product of the stocks Stated Value of $40.00 per share plus 120% before any payment or distribution of assets to the holders of Common Stock or any other Junior Stock.

NOTE 8 – RELATED PARTY TRANSACTIONS

On October 1, 2020, the Company entered into a services agreement with the President, whereby the Company agreed to pay a monthly fee of $5,000 until terminated by either party. The company also issued 1,500,000 common shares to the President upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $12,500. As of August 31, 2021, the Company owes $40,000 to the President for accrued fees.

On October 1, 2020, the Company entered into a services agreement with the Chief Financial Officer, whereby the Company agreed to pay a monthly fee of $5,000 until terminated by either party. The company also issued 1,500,000 common shares to the CFO upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $12,500. The agreement was terminated on January 15, 2021, with the resignation of the CFO.

45

On October 1, 2020, the Company entered into a services agreement with the Corporate Secretary, whereby the Company agreed to pay a monthly fee of $2,000 until terminated by either party. The company also issued 300,000 common shares to the Corporate Secretary upon execution of the Agreement. The shares were valued at $0.008 for total non-cash compensation of $2,500.

On October 1, 2020, the Company entered into a services agreement with the Controller, whereby the Company agreed to pay a monthly fee of $5,000 for a period of three years. The company also issued 1,500,000 common shares to a company owned by the Controller in exchange for consulting services. The shares were valued at $0.008 for total non-cash compensation of $12,500. As of August 31, 2021, the Company owes $10,000 to the Controller for accrued fees.

On October 1, 2020, the Company issued 450,000 shares of common stock to the Chief Technology Officer of the Company for services. The shares were valued at $0.008 for total non-cash compensation of $3,750.

On January 1, 2021, the Company executed a consulting agreement with Heidi Thomasen for Corporate Communications services for an initial term of six months. Per the terms of the agreement Ms. Thomasen is to be compensated $2,500 per month. The company also issued 150,000 common shares to the Ms. Thomasen upon execution of the Agreement. The shares were valued at $0.016 for total non-cash compensation of $2,500.

On January 16, 2021, the Company executed a consulting agreement with Rachel Boulds for CFO services for an initial term of six months. Per the terms of the agreement Ms. Boulds is to be compensated $2,000 per month. The company also issued 150,000 common shares to Ms. Boulds upon execution of the Agreement. The shares were valued at $0.25 for total non-cash compensation of $37,500.

On February 1, 2021, the Company executed a service agreement with Daniel Claycamp for Chief Operating officer services for an initial term of 6 months with the mutual option to extend the agreement for up to 5 years. Per the terms of the Agreement Mr. Claycamp will receive cash compensation at the rate of $125.00 per hour until the Company obtains material financing at which time he will be compensated at the rate of $240,000 per year for the first extended contract year, $280,000 per for the second year, $320,000 per year for the third year and $360,000 per year for the fourth year. Per the terms of the Agreement, Mr. Claycamp is to receive a total of 3,000,000 common shares during the life of an extended contract. The Company issued 750,000 common shares to Mr. Claycamp upon execution of the Agreement. The shares were valued at $0.33 for total non-cash compensation of $247,500.

During the year ended August 31, 2021, the Company’s Controller purchased 7,500,000 shares of common stock for cash at $0.008 per share pursuant to Private Placement Stock Purchase Agreements for total cash proceeds of $62,500.

Due to the minimal trading volume of the Company’s common stock, the stock price of shares sold to third parties in the same time period as those issued for services was used for the value of the shares issued for services.

NOTE 9 – INCOME TAXES

At August 31, 2021, the Company had net operating loss carry forwards of approximately $6,278,000 that may be offset against future taxable income. No tax benefit has been reported in the August 31, 2021 or 2020 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

The provision for Federal income tax consists of the following for the years ended August 31, 2021 or 2020:

	2021	2020
Federal income tax benefit attributable to:
Current operations	$222,000	$13,400
Less: valuation allowance	(222,000)	(13,400)
Net provision for Federal income taxes	$-	$-

46

The cumulative tax effect at the expected rate of 21% (the U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted) of significant items comprising our net deferred tax amount is as follows as of August 31, 2021 or 2020:

	2021	2020
Deferred Tax Assets:
NOL Carryover	$6,278,000	$6,046,000
Less valuation allowance	(6,278,000)	(6,046,000)
Net deferred tax assets	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years. The Company is evaluating the effects of its recent change in ownership on its NOL.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of August 31, 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements except as noted below.

The Company affected a forward stock split of 3 for 1 on September 15, 2021, which was approved by the Financial Industry Regulatory Authority (“FINRA”). All shares throughout these financial statements have been retroactively adjusted to reflect the forward split.

Subsequent to August 31, 2021, the Company issued 100,000 shares of common stock for services.

Subsequent to August 31, 2021, the Company sold 1,060,000 shares of common stock for total cash proceeds of $530,000.

Effective November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. (collectively, the “Borrower”).

On November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. (collectively, the “Borrower”).

Pursuant to the agreement, the Company has to date advanced $135,000 to assist Regreen in completing equipment testing. All advances made by the Company at their sole discretion. It is a unilateral option to do so and at any time the Company may choose to discontinue to contribute further. As Consideration for supporting the pilot project the Company will receive Exclusivity in the following regions in perpetuity to deploy the technology, Africa, Jamaica, Brazil and Canada. The Company will have priority in terms for equipment supply delivery. To have exclusivity and priority, the Company shall have advanced a minimum of $500,000 USD towards Borrower’s pilot project in Huntington Beach, California. The maturity date shall be 1 year from the Issue Date (the “Maturity Date”) and is the date upon which the remaining unpaid principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. If ahead of the maturity date the Borrower sells any equipment or generates revenue from its operations related to this technology the Promissory Note will be paid out from first proceeds in advance of the Maturity Date. Any amount of principal or interest on the Promissory Note shall bear interest at the rate of 10% on the outstanding balance (“Interest”). Interest shall commence accruing on the date of the issuance of the Promissory Note. Partial payments or full payments may be made at any time during the term of the Promissory Note by way of direct wire, from a third-party sale of existing inventory or otherwise. Notwithstanding any other provision any unpaid balance shall be paid no later than one year.

On November 15, 2021, the Company created “Astra Energy California Inc,” a California company, as its wholly-owned subsidiary. Kermit Harris, the Company’s President is the sole director and President of the newly formed subsidiary and Douglas D. Hampton has been appointed the Senior VP of Business Development. The subsidiary has been formed for the purpose of acquisitions and developments in waste to energy projects and technology.

On January 19, 2022, the Company cancelled 8,000 shares of Series A Preferred Stock in a mutual agreement with the Holder for the benefit of the Company and its shareholders.

47

 ASTRA ENERGY INC.

48

ASTRA ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	February 28, 2022	August 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$52,782	$94,765
Inventory-Solar panels	181,913	—
Agreement receivable (Note 1)	157,625	—
Total current assets	392,320	94,765
Total Assets	$392,320	$94,765

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$152,310	$94,570
Accrued interest payable	210	—
Accounts payable-related parties	52,500	50,000
Debenture payable (Note 5)	20,000	-
Total current liabilities	225,020	144,570

Total Liabilities	225,020	144,570

Commitments and contingencies	-	-

Stockholders’ Equity (Deficit):
Series A Preferred stock, par $0.001, 10,000,000 shares authorized; 7,774 and 15,774 shares issued and outstanding, respectively	8	16
Series B Preferred stock, par $0.00001, 207 shares authorized; 207 shares issued and outstanding	—	—
Series C Preferred stock, par $0.001, 1,000,000 shares authorized; 747,870 shares issued and outstanding	748	748
Series D Preferred stock, par $0.001, 380,000 shares authorized; $14,618,784 liquidation preference; 304,558 shares issued and outstanding	305	305
Series A1 Preferred stock, par $0.001, 1 share authorized; no shares and 1 share issued and outstanding, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 45,455,540 and 42,549,540 shares issued and outstanding, respectively	45,456	42,550
Stock subscriptions receivable (Note 8)	(22,500)	(100,000)
Common stock to be issued	—	100,000
Additional paid-in capital	31,481,368	29,795,766
Accumulated deficit	(31,338,085)	(29,889,190)

Total Stockholders’ Equity (Deficit)	167,300	(49,805)

Total Liabilities and Stockholders’ Deficit	$392,320	$94,475

   See the accompanying notes to theses unaudited condensed consolidated financial statements.

49

ASTRA ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For the Three Months Ended February 28,		For the Six Months Ended February 28,
	2022	2021	2022	2021
Revenue	$25,000	$—	$25,000	$—

Operating Expenses:
General and administrative	20,740	14,113	71,519	17,760
Business development	121,463	2,000	407,876	2,000
Consulting – related party	15,000	17,031	30,000	29,031
Executive compensation	234,000	272,500	369,000	335,500
Stock compensation - Consulting	570,000	-	595,500	18,750
Total operating expenses	961,203	305,644	1,473,895	403,041

Loss before provision for income taxes	(936,203)	(305,644)	(1,448,895)	(403,041)
Provision for income taxes	-	-	-	-

Net Loss	$(936,203)	$(305,644)	$(1,448,895)	$(403,041)

Net loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.03)	$(0.04)
Weighted average shares outstanding, basic and diluted	44,545,484	11,355,111	43,942,402	9,933,263

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

50

ASTRA ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2021

 (Unaudited)

	Series A Preferred		Series A1 Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Common Stock		Stock Subscription	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Total
Balance, August 31, 2020	15,774	$16	1	$—	207	$—	747,870	$748	304,558	$305	4,674,540	$4,675	$—	$28,777,141	$(28,832,541)	$(49,656)
Common stock issued for Services - related party	—	—	—	—	—	—	—	—	—	—	4,800,000	4,800	—	35,200	—	40,000
Common stock issued for services	—	—	—	—	—	—	—	—	—	—	1,200,000	1,200	—	8,800	—	10,000
Common stock issued for cash -related party	—	—	—	—	—	—	—	—	—	—	1,500,000	1,500	—	11,000	—	12,500
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	18,090,000	18,090	(125,000)	160,410	—	53,500
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(97,397)	(97,397)
Balance, November 30, 2020	15,774	16	1	—	207	—	747,870	748	304,558	305	30,264,540	30,265	(125,000)	28,992,551	(28,929,938)	(31,053)
Common stock issued for services - related party	—	—	—	—	—	—	—	—	—	—	1,050,000	1,050	—	226,450	—	227,500
Common stock cancelled – related party	—	—	—	—	—	—	—	—	—	—	(3,000,000)	(3,000)	—	3,000	—	—
Common stock issued for cash -related party	—	—	—	—	—	—	—	—	—	—	6,000,000	6,000	—	44,000	—	50,000
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	4,320,000	4,320	(25,000)	40,680	—	20,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(305,644)	(305,644)
Balance, February 28, 2021	15,774	$16	1	$—	207	$—	747,870	$748	304,558	$305	38,634,540	$38,635	$(150,000)	$29,306,681	$(29,235,582)	$(39,197)

51

ASTRA ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2022

(Unaudited)

	Series A Preferred		Series A1 Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Common Stock		Common Stock to	Stock Subscription	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Be Issued	Receivable	Capital	Deficit	Total
Balance, August 31, 2021	15,774	$16	1	$—	207	$—	747,870	$748	304,558	$305	42,549,540	$42,550	$100,000	$(100,000)	$29,795,766	$(29,889,190)	$(49,805)
Common stock issued for services - related party	—	—	—	—	—	—	—	—	—	—	200,000	200	—	—	44,800	—	45,000
Common stock issued for services	—	—	—	—	—	—	—	—	—	—	50,000	50	—	—	25,450	—	25,500
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	1,281,000	1,281	(80,000)	87,500	639,219	—	648,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(512,692)	(512,692)
Balance, November 30, 2021	15,774	16	1	—	207	—	747,870	748	304,558	305	44,080,540	44,081	20,000	(12,500)	30,505,235	(30,401,882)	156,003
Common stock issued for services - related party	—	—	—	—	—	—	—	—	—	—	250,000	250	—	—	194,750	—	195,000
Common stock issued for services	—	—	—	—	—	—	—	—	—	—	700,000	700	—	—	569,300	—	570,000
Common stock issued for inventory	—	—	—	—	—	—	—	—	—	—	150,000	150	—	—	74,850	—	75,000
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—	275,000	275	(20,000)	(10,000)	137,225	—	107,500
Preferred shares cancelled	(8,000)	(8)	(1)	—	—	—	—	—	—	—	—	—	—	—	8	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(936,203)	(936,203)
Balance, February 28, 2022	7,774	$8	—	$—	207	$—	747,870	$748	304,558	$305	45,455,540	$45,456	$—	$(22,500)	$31,481,368	$(31,338,085)	$167,300

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

52

ASTRA ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For the Six Months Ended February 28,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,448,895)	$(403,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation – related party	240,000	267,500
Stock based compensation	595,500	10,000
Changes in assets and liabilities:
Prepaids	—	(2,735)
Inventory	(106,913)	—
Agreement receivable	(157,625)	—
Accounts payable	57,740	350
Accounts payable – related party	2,500	31,000
Accruals - related party	—	(20,514)
Accrued interest	210	-
Net Cash Used in Operating Activities	(817,483)	(117,440)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debenture	20,000	—
Common stock issued for cash	755,500	73,500
Common stock issued for cash – related party	—	62,500
Net Cash Provided by Financing Activities	775,500	136,000

Net Change in Cash	(41,983)	18,560
Cash at Beginning of period	94,765	—
Cash at End of period	$52,782	$18,560

Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental disclosure of non-cash investing activity:
Common stock issued for inventory	$75,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

53

ASTRA ENERGY INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2022

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Astra Energy, Inc. (the “Company”, “Astra”), was incorporated in the State of Nevada on June 12, 2000.

A Certificate of Amendment was filed on May 22, 2020 with the Nevada Secretary of State changing the name of the Company to Astra Energy, Inc.

The Company is an emerging leader in the acquisition and development of technology in the Waste-to-Energy project sector.

On October 17, 2019, there was an order by the Eight Judicial District Court of Clark County Nevada appointing a Custodian to the Company. The custodianship was discharged on June 18, 2020.

On September 15, 2021, the Company affected a forward stock split of 3 for 1 which was approved by the Financial Industry Regulatory Authority (“FINRA”). All shares throughout these statements reflect the forward split.

On September 21, 2021, the Company established itself in Uganda through the incorporation of a wholly owned subsidiary called Astra Energy Africa - SMC Limited (“Astra Energy Africa”). On November 5, 2021, Astra Energy Africa was issued an Investment License by the Uganda Investment Authority. The term of the license is for a period of 5 years.

On October 12, 2021, the Company incorporated a subsidiary in Uganda called Astra Energy Services Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Ssingo Oils and Gas - SMC Limited of Mityana, Uganda.

On November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. (collectively, the “Borrower”). Pursuant to the agreement, the Company has to date advanced $157,625 to assist Regreen in completing equipment testing. All advances made by the Company are at their sole discretion. It is a unilateral option to do so and at any time the Company may choose to discontinue to contribute further. As Consideration for supporting the pilot project the Company will receive Exclusivity in the following regions in perpetuity to deploy the technology, Africa, Jamaica, Brazil and Canada. The Company will have priority in terms for equipment supply delivery. To have exclusivity and priority, the Company shall have advanced a minimum of $500,000 USD towards Borrower’s pilot project in Huntington Beach, California. The maturity date shall be 1 year from the Issue Date (the “Maturity Date”) and is the date upon which the remaining unpaid principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. If ahead of the maturity date the Borrower sells any equipment or generates revenue from its operations related to this technology the Promissory Note will be paid out from first proceeds in advance of the Maturity Date. Any amount of principal or interest on the Promissory Note shall bear interest at the rate of 10% on the outstanding balance (“Interest”). Interest shall commence accruing on the date of the issuance of the Promissory Note. Partial payments or full payments may be made at any time during the term of the Promissory Note by way of direct wire, from a third-party sale of existing inventory or otherwise. Notwithstanding any other provision any unpaid balance shall be paid no later than one year.

On November 15, 2021, the Company incorporated a wholly owned subsidiary in the State of California called Astra Energy California, Inc.

On December 22, 2021, the Company incorporated a subsidiary in Tanzania called Astra Energy Tanzania Limited. The Company is owned 80% by Astra Energy Inc. and 20% by Kiluwa Group of Companies Limited of Kinondoni, Tanzania.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending August 31, 2022. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes included in the Company’s financial statements for the year ended August 31, 2021.

54

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Principles of Consolidation

These financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are all entities (including structured entities) which the Company controls. For accounting purposes, control is established by an investor when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. All inter-company balances and transactions are eliminated upon consolidation. To date, there has been no activity in any of the subsidiaries.

Cash and Cash Equivalents

The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount of financial instruments included in cash and cash equivalents approximates fair value because of the short maturities for the instruments held. The Company had no cash equivalents as of February 28, 2022 and February 28, 2021.

Inventory

Inventory is carried at the lower of cost or net realizable value, with the cost being determined on a first-in, first-out (FIFO) basis. The Company periodically reviews physical inventory and will record a reserve for excess and/or obsolete inventory if necessary. During the six months ended February 28, 2022, the Company acquired solar panels for resale.

Stock-based Compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the period ended February 28, 2022, the Company has 10,667 potentially dilutive shares from Series A preferred stock and 380,698 potentially dilutive shares from the Series D preferred stock. Any potentially dilutive shares have not been included due to their anti-dilutive effect, as the Company as a net loss.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

55

NOTE 3 – GOING CONCERN

As reflected in the unaudited financial statements, the Company has an accumulated deficit of $31,338,085 as of February 28, 2022 and minimal revenue. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company is planning to secure its financial capital in various ways. It will finance its operations initially through shareholder loans from the principals and through private placement investment offerings. The Company may decide to finance its project development stage by way of an equity offering by issuing shares or by engaging venture capital firms that invest in early-stage companies. Venture capital firms may do more than just supply money to small new opportunities. They can also provide advice on potential products, customers, and key employees.

The company will also look to develop a relationship with a bank or a number of banks with the intention of demonstrating a track record of progress and building value and securing some form of financing in the future. Once Astra Energy Inc. has a record of at least earning significant revenues, and better still of earning profits, the firm can make a credible promise to pay interest, and so it becomes possible for the firm to borrow money. Firms have two main methods of borrowing: banks and bonds.

If Astra Energy is earning profits (their revenues are greater than costs), profits can choose to reinvest some of these profits in equipment, structures, and research and development. For many established companies, reinvesting their own profits is one primary source of financial capital.

Another source of financial capital that will be considered at the project development stage of a specific project is a bond. A bond is a financial contract: a borrower agrees to repay the amount that was borrowed and also a rate of interest over a period of time in the future. A corporate bond is issued by firms, but bonds are also issued by various levels of government. For example, a municipal bond is issued by cities, a state bond by U.S. states, and a Treasury bond by the federal government through the U.S. Department of the Treasury. A bond specifies an amount that will be borrowed, the interest rate that will be paid, and the time until repayment. Given the nature of the renewable industry regarding long term power purchase agreements or offtake agreements bonds are a very cost effective and reliable method of funding projects.

NOTE 4 – RELATED PARTY TRANSACTIONS

On November 15, 2021, the Company entered into a services agreement with a Director of a wholly-owned subsidiary, whereby the Company agreed to issue 50,000 common shares upon execution of the Agreement. The shares were valued at $0.75 for total non-cash compensation of $37,500.

During the six months ended February 28, 2022, the Company issued 150,000 shares at a value of $7,500 to the Corporate Communications Officer pursuant to a services agreement dated January 1, 2021. The shares were valued based on the closing stock price on the date of grant.

During the six months ended February 28, 2022, the Company issued 250,000 shares at a value of $195,000 to the Chief Operating Officer pursuant to a services agreement dated February 1, 2021. The shares were valued based on the closing stock price on the date of grant.

During the six months ended February 28, 2022, the Company accrued $30,000 in fees to the President. The Company owes $47,500 to the President at February 28, 2022.

During the six months ended February 28, 2022, the Company paid $60,000 in fees to the Chief Operating Officer.

During the six months ended February 28, 2022, the Company paid $12,000 in fees to the Chief Financial Officer.

During the six months ended February 28, 2022, the Company paid $12,000 in fees to the Corporate Secretary.

56

NOTE 5 – CONVERTIBLE DEBENTURE

On January 11, 2022, the Company entered into a Convertible Debenture, wherein the Company promised to pay the Holders $20,000 with interest of 8% per annum on or before January 11, 2024. The Debenture can be converted any time within 2 years with a conversion price of $1.00 per share subject to adjustments as set out in the Debenture.

NOTE 6– PREFERRED STOCK

Series A Convertible Preferred

The Series A Convertible Preferred have a conversion rate of $0.75 per share and voting rights on an as converted basis. The holders of record of shares of Series A Preferred Stock are entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of 8% per annum in shares of our common stock. On January 19, 2022, 8,000 shares of Series A Preferred Stock were cancelled. The shares were cancelled at the direction of the holder of the Series A Preferred Stock. Subsequent to the cancellation, 7,774 shares of Series A Preferred Stock remain outstanding.

Series A1 Preferred

On April 24, 2020, the Company created and filed a Certificate of Designation for one share of Series A1 Preferred Stock, par value $0.0001. On January 21, 2022 the board of directors of the Company changed the designation of Series A1 by eliminating its conversion and voting rights. On January 13, 2022, the Company and the sole shareholder of the Series A1 Preferred share entered into a share cancellation agreement, whereby, the sole shareholder of the Series A1 Preferred Shares agreed to the cancellation of the one share of Series A1 Preferred Shares issued and outstanding.

Series B Preferred

The Company has authorized 100,000 shares of Series B Preferred Stock. The conversion rights of Series Preferred B were required to be exercised within 5 years. The conversion rights have expired without any of the shares being converted. Series B shares are not entitled to dividends or liquidation preferences and have no voting rights.

Series C Preferred

The Company has authorized 1,000,000 shares of Series C Preferred Stock. Each share of Series C is convertible into one fully paid and nonassessable share of our common stock at an initial conversion price of $1.20, subject to adjustment. The conversion rights of Series Preferred C were required to be exercised within 5 years. The conversion rights have expired without any of the shares being converted.

Series D Preferred

The Company has authorized 380,000 shares of Series D Preferred Stock, which ranks junior to our Series A, Series B and Series C Convertible Preferred Stock, but senior to our common stock. Except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of the Series D Preferred Shares and except as otherwise required by Nevada law, the Series D Preferred Shares have no voting rights. At any time on or after the issuance date, the holder of any Series D Preferred Shares may, at the holder’s option, elect to convert all or any portion of the Series D Preferred Shares held by such person into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the stated value ($40.00 per share) of the Series D Preferred Shares being converted divided by (ii) the conversion price, which initially is $0.80 per share, subject to certain adjustments.

In the event of our liquidation, dissolution or winding up, the holders shall be entitled to receive, out of the assets of the Company available for distribution, an amount equal to the Liquidation Preference Amount which is the product of the stocks Stated Value of $40.00 per share plus 120% before any payment or distribution of assets to the holders of Common Stock or any other Junior Stock.

NOTE 7 – COMMON STOCK

The Company affected a forward stock split of 3 for 1 on September 15, 2021, which was approved by the Financial Industry Regulatory Authority (“FINRA”). All shares throughout these financial statements have been retroactively adjusted to reflect the forward split.

During the six months ended February 28, 2022, the Company sold 1,556,000 Units of its common stock at $0.50, for total cash proceeds of $755,500. Each Unit consists of one common share and one warrant to purchase one additional share of common stock.

57

During the six months ended February 28, 2022, the Company issued 50,000 common shares at a price of $0.51 per share in exchange for services for total non-cash compensation of $25,500. The shares were valued based on the closing stock price on the date of grant.

During the six months ended February 28, 2022, the Company issued 200,000 common shares at a price of $0.90 per share in exchange for services for total non-cash compensation of $180,000. The shares were valued based on the closing stock price on the date of grant.

During the six months ended February 28, 2022, the Company issued 500,000 common shares at a price of $0.78 per share in exchange for services for total non-cash compensation of $390,000. The shares were valued based on the closing stock price on the date of grant.

During the six months ended February 28, 2022, the Company issued 150,000 common shares at a price of $0.50 per share in exchange for inventory. The shares were valued based on the price at which the Company was completing private placements and upon mutual agreement by the Company and the creditor.

Refer to Note 4 for related party transactions.

NOTE 8 – STOCK SUBSCRIPTIONS RECEIVABLE

During the six months ended February 28, 2022, the Company issued 45,000 common shares pursuant to Share Subscription Agreements in exchange for $22,500 in cash. The cash payments were received subsequent to this quarter end. The shares are included in the total number of shares issued and outstanding as at February 28, 2022.

NOTE 9 – WARRANTS

During the six months ended February 28, 2022 the Company sold 1,281,000 Units of its common stock at $0.50, for total cash proceeds of $640,500. Each Unit consists of one common share and one warrant to purchase one additional share of common stock.

The aggregate fair value of the 1,281,000 warrants, totaled $992,775 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $1.00, 0.52% risk free rate, 761% volatility and expected life of the warrants of 2 years. The value of the warrants has been netted against the proceeds of the offering proceeds and accounted for in additional paid in capital up to the amount of proceeds received. The Warrant must be exercised at the earlier of Two (2) years from the date of issuance, or within 30 days after the Company stock closes at or above $1.00 for five (5) consecutive trading days.

During the three months ended February 28, 2022, the Company sold 275,000 Units of its common stock at $0.50, for total cash proceeds of $137,500. Each Unit consists of one common share and one warrant to purchase one additional share of common stock.

The aggregate fair value of the 275,000 warrants, totaled $214,500 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $1.00, 1.44% risk free rate, 761% volatility and expected life of the warrants of 2 years. The value of the warrants has been netted against the proceeds of the offering proceeds and accounted for in additional paid in capital up to the amount of proceeds received. The Warrant must be exercised at the earlier of Two (2) years from the date of issuance, or within 30 days after the Company stock closes at or above $1.00 for five (5) consecutive trading days.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term
Outstanding, August 31, 2021	-	$-	-
Granted	1,281,000	$1.00	2.00
Granted	275,000	$1.00	2.00
Outstanding, February 28, 2022	1,556,000	$1.00	1.80

58

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

59

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows: (1)

SEC Registration Fee	$2,724.50
Auditor Fees and Expenses	$5,000
Consulting Fees and Related Expenses	$10,000
Transfer Agent Fees	$2,000
TOTAL	$19,724.50

______________

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article VIII of our Bylaws, as amended, provides that to the fullest extent permitted by the Nevada Revised Statutes, directors, officers, employees and agents may be indemnified by the Corporation against any and all expenses, liabilities or other matters. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, Officer or Agent of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted as to directors, officers, employees, controlling persons and agents of the small business issuer pursuant to the above-stated language, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as set out in the Act and is therefore unenforceable

RECENT SALES OF UNREGISTERED SECURITIES

During the year ended August 31, 2021, through the utilization of a PPM and upon receipt of executed Subscription Agreements, the Company issued 11,050,000 pre-forward split shares of common stock for $573,100 in net cash proceeds pursuant to the exemption from the registration provisions of the Securities Act, as amended, afforded by Rule 506 of Regulation D.

During the year ended August 31, 2021, the Company issued 2,575,000 pre-forward split shares of common stock in exchange for services with a deemed value of for $505,500.

From September 1, 2021 to February 25, 2022, through the utilization of a PPM and upon receipt of executed Subscription Agreements, the Company issued 1,511,000 Units for $755,500 in net cash proceeds pursuant to the exemption from the registration provisions of the Securities Act, as amended, afforded by Rule 506 of Regulation D. The Unit consists of one share of our common stock and one warrant to purchase one share of our common stock within two years for $1.00.

From September 1, 2021 to February 25, 2022, the Company issued 600,000 shares of common stock in exchange for services and goods with a deemed value of for $462,000.

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Stock Issuances

On August 24, 2020, the Company effected a reverse stock split of its authorized shares of common stock on a 1:50 basis.

On September 15, 2021, the Company effectuated a forward split of its issued and outstanding stock on a 3:1 basis.

On October 1, 2020, the Company issued 500,000 pre forward split shares of common stock for consideration of $12,500 or $0.025 per share to Harold Schneider for cash.

On October 1, 2020, the Company issued 2,000,000 pre forward split shares of common stock for consideration of $50,000 or $0.025 per share to Alita Capital, Inc. for cash.

On October 1, 2020, the Company issued 2,000,000 pre forward split shares of common stock for consideration of $50,000 or $0.025 per share to Trimark Capital Partners for cash.

On October 1, 2020, the Company issued 1,000,000 pre forward split shares of common stock for consideration of $25,000 or $0.025 per share to United Capital Management for cash.

On October 1, 2020, the Company issued 500,000 pre forward split shares of common stock for a deemed value of $12,500 or $0.025 per share to Arjuna Capital Management Inc. for consulting services.

On October 1, 2020, the Company issued 500,000 pre forward split shares of common stock for a deemed value of $12,500 or $0.025 per share to Todd Mueller, CFO pursuant to a services contract.

On October 1, 2020, the Company issued 150,000 pre forward split shares of common stock for a deemed value of $3,750 or $0.025 per share to Jeff Palumbo, CTO pursuant to a services contract.

On October 1, 2020, the Company issued 250,000 pre forward split shares of common stock for a deemed value of $6,250 or $0.025 per share to Splenpoyous Inc. for consulting services.

On October 1, 2020, the Company issued 100,000 pre forward split shares of common stock for a deemed value of $2,500 or $0.025 per share to Lisa Kowan, Corporate Secretary, pursuant to services contract.

On October 12, 2020, the Company issued 100,000 pre forward split shares of common stock for consideration of $5,000 or $0.05 per share to Maria Vilela for cash.

On October 12, 2020, the Company issued 40,000 pre forward split shares of common stock for consideration of $2,000 or $0.05 per share to Richard Kane for cash.

On October 12, 2020, the Company issued 60,000 pre forward split shares of common stock for consideration of $3,000 or $0.05 per share to Katrina & Jesse Stewart for cash.

On October 12, 2020, the Company issued 60,000 pre forward split shares of common stock for consideration of $3,000 or $0.05 per share to Norbeto Guitierrez for cash.

On October 12, 2020, the Company issued 80,000 pre forward split shares of common stock for consideration of $4,000 or $0.05 per share to Norbeto Guitierrez for cash.

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On October 12, 2020, the Company issued pre forward split 100,000 shares of common stock for consideration of $5,000 or $0.05 per share to Amy Kromer for cash.

On October 12, 2020, the Company issued 100,000 pre forward split shares of common stock for consideration of $5,000 or $0.05 per share to Robert Hooper for cash.

On October 12, 2020, the Company issued 250,000 pre forward split shares of common stock for consideration of $12,500 or $0.05 per share to Ronald Hargrove for cash.

On October 12, 2020, the Company issued 200,000 pre forward split shares of common stock for consideration of $10,000 or $0.05 per share to John Wolters for cash.

On December 1, 2020, the Company issued 2,000,000 pre forward split shares of common stock for consideration of $100,000 or $0.05 per share to Harold Schneider for cash.

On December 17, 2020, the Company issued 50,000 pre forward split shares of common stock for a deemed value of $2,500 or $0.05 per share to Heidi Thomasen pursuant to a services contract.

On January 13, 2021, the Company issued 200,000 pre forward split shares of common stock for consideration of $5,000 or $0.025 per share to Edwin Stoughton for cash.

On January 13, 2021, the Company issued 200,000 pre forward shares of common stock for consideration of $5,0000 or $0.025 per share to Derek Leffler for cash.

On January 16, 2021, the Company issued 50,000 pre forward split shares of common stock for a deemed value of $1,250 or $0.025 per share to Rachel Boulds, CFO, pursuant to a services contract.

On January 19, 2021, the Company issued 250,000 pre forward split shares of common stock for consideration of $6,250 or $0.025 per share to Jeffrey Schneider for cash.

On January 19, 2021, the Company issued 250,000 pre forward split shares of common stock for consideration of $6,250 or $0.025 per share to Audra Schneider for cash.

On January 25, 2021, the Company issued 250,000 pre forward split shares of common stock for a deemed value of $6,250 or $0.025 per share to Daniel Claycamp, COO, pursuant to a services contract.

On April 6, 2021, the Company issued 50,000 pre forward split shares of common stock for consideration of $12,500 or $0.25 per share to 0996996 B.C. Ltd. for cash.

On April 13, 2021, the Company issued 50,000 pre forward split shares of common stock for a deemed value of $12,500 or $0.25 per share to Grant W. Mitchell for consulting services.

On April 13, 2021, the Company issued 50,000 pre forward split shares of common stock for a deemed value of $12,5000 or $0.25 per share to Frank Conci for consulting services.

On May 7, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to 1298509 B.C. Ltd. for cash.

On May 7, 2021, the Company issued 160,000 pre forward split shares of common stock for consideration of $40,000 or $0.25 per share to 0996996 B.C. Ltd. for cash.

On May 7, 2021, the Company issued 50,000 pre forward split shares of common stock for consideration of $12,500 or $0.25 per share to Paul Gardner for cash.

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On May 7, 2021, the Company issued 100,000 pre forward split shares of common stock for consideration of $25,000 or $0.25 per share to Karen Gardner for cash.

On May 7, 2021, the Company issued 50,000 pre forward split shares of common stock for consideration of $12,500 or $0.25 per share to Jan Gardner for cash.

On May 20, 2021, the Company issued 30,000 pre forward split shares of common stock for consideration of $7,500 or $0.25 per share to Troy Claycamp for cash.

On May 20, 2021, the Company issued 100,000 pre forward split shares of common stock for consideration of $25,000 or $0.25 per share to Frank A. Conci and Ellen C. Conci for cash.

On May 20, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to Thirumalai Satish for cash.

On June 2, 2021, the Company issued 30,000 pre forward split shares of common stock for consideration of $7,5000 or $0.25 per share to Troy Claycamp for cash.

On June 2, 2021, the Company issued 20,000 pre forward split shares of common stock for consideration of $5,000 or $0.25 per share to Tiffany Gunter for cash.

On June 3, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to Darro Stinson for cash.

On June 9, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to Surinder Deol for cash.

On June 9, 2021, the Company issued 24,000 pre forward split shares of common stock for consideration of $6,000 or $0.25 per share to Eileen Aulahk for cash.

On June 9, 2021, the Company issued 84,000 pre forward split shares of common stock for consideration of $21,000 or $0.25 per share to Birinder Lally and Simrat Aulahk for cash.

On June 9, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to Sweety Aulahk for cash.

On June 9, 2021, the Company issued 20,000 pre forward split shares of common stock for consideration of $5,000 or $0.25 per share to Naveen Ahuja for cash.

On June 9, 2021, the Company issued 20,000 pre forward split shares of common stock for consideration of $5,000 or $0.25 per share to Sanghera Sandeep for cash.

On June 11, 2021, the Company issued 50,000 pre forward split shares of common stock for consideration of $12,500 or $0.25 per share to Surinder Deol for cash.

On June 11, 2021, the Company issued 40,000 pre forward split shares of common stock for consideration of $10,000 or $0.25 per share to Sweety Aulahk for cash.

On June 11, 2021, the Company issued 42,000 pre forward split shares of common stock for consideration of $10,500 or $0.25 per share to Nita Aulahk for cash.

On June 12, 2021, the Company issued 10,000 pre forward split shares of common stock for consideration of $2,500 or $0.25 per share to John Schleinich for cash.

On June 12, 2021, the Company issued 10,000 pre forward split shares of common stock for consideration of $2,500 or $0.25 per share to Nita Aulahk for cash.

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On June 14, 2021, the Company issued 20,000 pre forward split shares of common stock for consideration of $5,000 or $0.25 per share to Nita Aulahk for cash.

On June 14, 2021, the Company issued 10,000 pre forward split shares of common stock for consideration of $2,500 or $0.25 per share to Jason and Jinnifer Hampton for cash.

On June 14, 2021, the Company issued 10,000 pre forward split shares of common stock for consideration of $2,500 or $0.25 per share to Surinder Deol for cash.

On September 6, 2021, the Company issued 50,000 shares of common stock for a deemed value of $2,500 or $0.05 per share to Heidi Thomasen pursuant to a services contract.

On September 17, 2021, the Company issued 200,000 shares of common stock for consideration of $100,000 or $0.50 per share to William and Andrea Dungy for cash.

On September 17, 2021, the Company issued 60,000 shares of common stock for consideration of $30,000 or $0.50 per share to Brian Kinney for cash.

On September 17, 2021, the Company issued 200,000 shares of common stock for consideration of $100,000 or $0.50 per share to Crosslink Capital Inc. for cash.

On September 24, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Darro Stinson for cash.

On October 1, 2021, the Company issued 50,000 shares of common stock for a deemed value of $64,500 or $1.29 per share to Transworld Capital Inc. for consulting services.

On October 13, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Jagraj Sidhu for cash.

On October 13, 2021, the Company issued 50,000 shares of common stock for consideration of $25,000 or $0.50 per share to Swarm and Jagminder Lally for cash.

On October 13, 2021, the Company issued 100,000 shares of common stock for consideration of $50,000 or $0.50 per share to Devinder and Jagjit Marwaha for cash.

On October 15, 2021, the Company issued 60,000 shares of common stock for consideration of $30,000 or $0.50 per share to Naveen Ahuja for cash.

On October 19, 2021, the Company issued 100,000 shares of common stock for a deemed value of $5,000 or $0.05 per share to Heidi Thomasen pursuant to a services contract.

On October 25, 2021, the Company issued 60,000 shares of common stock for consideration of $30,000 or $0.50 per share to Thirumalai Satish for cash.

On October 27, 2021, the Company issued 120,000 shares of common stock for consideration of $60,000 or $0.50 per share to Paul Gardner for cash.

On November 4, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Mital Patel for cash.

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On November 4, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to 1681445 Alberta Ltd. for cash.

On November 12, 2021, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Byron Nelson for cash.

On November 12, 2021, the Company issued 15,000 shares of common stock for consideration of $7,500 or $0.50 per share to Sean and Michelle Jersett for cash.

On November 12, 2021, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Daniel Dailey for cash.

On November 12, 2021, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Paul and Nicole McLure for cash.

On November 12, 2021, the Company issued 6,000 shares of common stock for consideration of $3,000 or $0.50 per share to Nathaniel Hamilton for cash.

On November 12, 2021, the Company issued 5,000 shares of common stock for consideration of $2,500 or $0.50 per share to Tamar Gray for cash.

On November 12, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Dion Williams for cash.

On November 12, 2021, the Company issued 30,000 shares of common stock for consideration of $15,000 or $0.50 per share to Rod and Lydia McBurrows for cash.

On November 15, 2021, the Company issued 50,000 shares of common stock, in consideration of $37,500 or $0.75 per share to Doug Hampton for consulting services.

On November 15, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Brandon Dailey for cash.

On November 15, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Krystyn Dailey for cash.

On November 15, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Rob Hickey for cash.

On November 16, 2021, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Sabrino Mayo for cash.

On November 26, 2021, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Crosslink Capital Inc. for cash.

On November 29, 2021, the Company issued 5,000 shares of common stock for consideration of $2,500 or $0.50 per share to Deandre Mincey for cash.

On November 29, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Christina Pless for cash.

On November 29, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Ben and Bridget Grier for cash.

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On November 30, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Ron Bookman and Marion Coldonat for cash.

On November 30, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Pharez and Jordan Whitted for cash.

On December 11, 2021, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Kevin Dyer for cash.

On December 15, 2021, the Company issued 100,000 shares of common stock for a deemed value of $90,000 or $0.90 per share to Ralph Olson for consulting services.

On December 15, 2021, the Company issued 100,000 shares of common stock for a deemed value of $90,000 or $0.90 per share to Steve Nelson for consulting services.

On December 30, 2021, the Company issued 10,000 shares of common stock for consideration of $5,000 or $0.50 per share to Deardra Sims for cash.

On January 10, 2022, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Daniel and Paula Fetherston for cash.

On January 25, 2022, the Company issued 40,000 shares of common stock for consideration of $20,000 or $0.50 per share to Ersay Holdings LLC for cash.

On January 26, 2022, the Company issued 50,000 shares of common stock for consideration of $25,000 or $0.50 per share to Peter Klus for cash.

On February 4, 2022, the Company issued 50,000 shares of common stock for consideration of $25,000 or $0.50 per share to Justin Settle for cash.

On February 4, 2022, the Company issued 150,000 shares of common stock to Edison Power Corp. at a deemed value of $75,000 in exchange for solar panels.

On February 25, 2022, the Company issued 500,000 shares of common stock to Gregory Stinson for a deemed value of $250,000 or $0.50 per share in exchange for consulting and business development services.

On February 25, 2022, the Company issued 250,000 shares of common stock to Daniel Claycamp for a deemed value of $125,000 or $0.50 per share pursuant to a services contract.

On February 11, 2022, the Company issued 25,000 shares of common stock for consideration of $12,500 or $0.50 per share to Selwan Kesto for cash.

On February 11, 2022, the Company issued 20,000 shares of common stock for consideration of $10,000 or $0.50 per share to Todd Nadeau for cash.

From October of 2020 to the current date, February 11, 2022, we have issued an aggregate of 40,686,000 shares of our common stock.

The holders of our common stock are not entitled to preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock that we may designate and issue in the future.

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EXHIBITS

Ex No.

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on December 14, 2005.

3.2	Amended and Restated Bylaws Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 16, 2005.

3.3	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on November 28, 2006)

3.4	Amendment to the Articles of Incorporation indicating name change and forward stock split as set out and Incorporated by reference in Registrant’s Form 8-K dated and filed on September 15, 2021

4.2

Form of Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 14, 2006.

4.3

Form of Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 18, 2007.

4.14

Form of Certificate of Designation of Rights and Preferences of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 7, 2007).

4.15

Form of Certificate of Designation of Rights and Preferences of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 30, 2008).

4.16

Form of Certificate of Designation of Rights and Preferences of Series A1 Preferred Stock dated January 22, 2022, attached to the Company’s Current Report on Form 8-K/A filed on February 3, 2022 and incorporated by reference.

5.1*	Legal Opinion Letter

10.1	Exclusive Technology Licensing and Distribution Agreement for the Island of Jamaica dated February 24, 2021. Incorporated by reference to the Registrant’s Form 8-K filed on February 24, 2021.

10.2	Sale and Purchase Agreement for the Country of Jamaica dated March 5, 2021 Incorporated by reference to the Registrant’s Form 8-K filed on February 24, 2021.

10.3	Exclusive Technology Licensing and Distribution Agreement for the Province of Alberta dated March 1, 2021 Incorporated by reference to the Registrant’s Form 8-K filed on February 24, 2021.

10.4	Sale and Purchase Agreement for the Province of Alberta dated March 5, 2021 Incorporated by reference to the Registrant’s Form 8-K filed on February 24, 2021.

10.5

Effective November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. The exhibit was erroneously marked exhibit 10.1. Incorporated by reference to the Registrant’s Form 8-K filed on November 15, 2021.

10.6	Employment Agreement with Kermit Harris naming him President of the Registrant dated October 1, 2020, and incorporated by reference.

10.7	Service Agreement with Lisa Cowan as corporate Secretary dated October 3, 2020, and incorporated by reference.

10.8	Consulting Agreement with Heidi Thomasen dated January 1, 2021, and incorporated by reference.

10.9	Agreement with Rachel Boulds, CPA as contracted Chief Financial Officer dated January 16, 2021, and incorporated by reference.

10.10	Agreement with Dan Claycamp appointing him as Chief Operating Officer dated February 1, 2021, and incorporated by reference.

10.11	Stock Cancellation Agreement dated January 13, 2022 Incorporated by reference to the Registrant’s Form 8-K/A filed on February 3, 2022.

10.12*	Loan/Convertible Debenture dated January 11, 2022 and incorporated by reference.

10.13*	Uganda Investment Authority Investment License dated November 5, 2021 and incorporated by reference.

10.14*	Supply and Installation Contract for Green Hygienics Holdings Inc. dated January 12, 2022 and incorporated by reference.

10.15*	List of Subsidiaries

23.1	Consent of Independent Accounting Firm Fruci & Associates II, PLLC

23.2	Consent of Davis McKee PLLC (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

99.1*	Form of Subscription Agreement

99.2*	Form of Warrant

107*	Filing Fee Table

_____________

(*) Filed herewith

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or taken together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on the  2nd day of  June 2022.

Astra Energy, Inc.

By:	/s/ Kermit Harris
Kermit Harris
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kermit A. Harris and Ryan Polk, or any one of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kermit Harris	Chief Executive Officer and Director	June 2, 2022
Kermit Harris	(Principal Executive Officer)

/s/ Daniel L. Claycamp	Chief Operating Officer, Director	June 2, 2022
Daniel L. Claycamp

/s/ Rachel Boulds	Chief Financial Officer	June 2, 2022
Rachel Boulds	(Principal Financial and Accounting Officer)

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